UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY COPY

FOR INFORMATION ONLY — NO PROXIES ARE BEING SOUGHT AT THIS TIME

March     , 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders on Friday, May 2, 2008, at 10 a.m. Eastern Time, at our offices at One American Row, Hartford, Connecticut 06102.

The Notice of Annual Meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. I also will report on the progress of the Company during the past year and answer your questions.

This year’s Annual Meeting will be a particularly important one, and YOUR vote is extremely important.

Please note that Oliver Press Partners, LLC, its principals Augustus Oliver and Clifford Press and certain of their respective affiliates (collectively, “Oliver Press”), have notified us that they intend to solicit proxies for their own slate of three nominees for election to the Company’s Board of Directors at the Annual Meeting, in opposition to the five nominees that our Board and Governance Committee have selected. Our Board of Directors unanimously recommends a vote FOR ALL of the Board’s five nominees on the enclosed BLUE proxy card. We urge you not to sign and return any proxy card or voting instruction card that you may receive from Oliver Press and to sign, date and return only the BLUE proxy card that you receive from the Company. Even if you have previously signed any proxy card sent to you by Oliver Press, you can revoke it by signing, dating and mailing the enclosed BLUE proxy card in the envelope provided.

Regardless of how many shares you own, your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible. You can vote your shares via the Internet, telephone, or by completing and returning the enclosed BLUE proxy card by mail. Instructions on each of these voting methods are included in the enclosed Proxy Statement.

Thank you.

Yours truly,

Dona D. Young

Chairman, President and Chief Executive Officer

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

PRELIMINARY COPY

FOR INFORMATION ONLY — NO PROXIES ARE BEING SOUGHT AT THIS TIME

THE PHOENIX COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March     , 2008

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut 06102, on Friday, May 2, 2008, at 10 a.m. Eastern Time, to consider and act upon the following matters:

1.	election of five directors to serve until the 2011 Annual Meeting of Shareholders;

2.	ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	consideration of such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 5, 2008 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and proof of ownership of shares of our Common Stock.

Please note that Oliver Press Partners, LLC, its principals Augustus Oliver and Clifford Press and certain of their respective affiliates (collectively, “Oliver Press”), have notified us that they intend to solicit proxies for their own slate of three nominees for election to the Company’s Board of Directors at the Annual Meeting, in opposition to the five nominees that our Board and Governance Committee have selected. Our Board of Directors unanimously recommends a vote FOR ALL of our Board’s five nominees on the enclosed BLUE proxy card. We urge you not to sign and return any proxy card or voting instruction card that you may receive from Oliver Press and to sign and return only the BLUE proxy card that you receive from the Company. Even if you have previously signed any proxy card sent to you by Oliver Press, you can revoke it by signing, dating and mailing the enclosed BLUE proxy card in the envelope provided.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote. If you are a registered shareholder, you may vote in one of the following ways:

•	use the toll-free number shown on your BLUE proxy card;
•	visit the web site shown on your BLUE proxy card to vote via the Internet; or
•	mark, sign, date and return the enclosed BLUE proxy card in the enclosed postage-paid envelope.

If you are a registered shareholder and attend the meeting after submitting a proxy, you may revoke the proxy prior to its exercise at the meeting and vote your shares in person by following the instructions in the accompanying Proxy Statement. If you hold your shares through a bank or broker, you will receive instructions through your bank or broker and if you want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors,

Tracy L. Rich

Secretary

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

PRELIMINARY PROXY STATEMENT

THE PHOENIX COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 2, 2008

GENERAL INFORMATION

This Proxy Statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 2, 2008, at 10 a.m. Eastern Time, at One American Row, Hartford, Connecticut 06102, and at any adjournment of that meeting. The notice of meeting, this Proxy Statement and the accompanying proxy are being sent to shareholders beginning on or about March     , 2008.

On January 25, 2008, the Company received a notice from Davenport, L.P., a partnership controlled by Oliver Press Partners, LLC and its principals Augustus Oliver and Clifford Press (collectively, with the other participants in their proxy, “Oliver Press”), for the nomination of three nominees for election to our Board at the Annual Meeting. These nominees have NOT been endorsed by your Board. We urge shareholders NOT to sign any proxy card that you may receive from Oliver Press. Your Board urges you to vote FOR ALL of our director nominees: Sal H. Alfiero; Martin N. Baily; John H. Forsgren, Jr.; John E. Haire; and Thomas S. Johnson.

WHAT AM I VOTING ON?

You will be voting on the following:

•	Proposal 1—election of five members to the Board; and

•	Proposal 2—ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2008.

You also may vote on any other business properly coming before the meeting.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND VOTING?

The Board unanimously recommends a vote FOR ALL on Proposal 1 and a vote FOR Proposal 2 by voting the BLUE proxy card.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on March 5, 2008 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had              shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, The Bank of New York, you have three options for voting before the meeting:

•	via the Internet, at the address shown on the BLUE proxy card;

•	by telephone, through the number shown on the BLUE proxy card; or

•	by mail, by promptly completing, signing, dating and returning the BLUE proxy card in the envelope provided.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in “street name”, and you may direct your bank, broker or other registered holder on how to vote your shares by following the directions it provides you.

MAY I VOTE AT THE MEETING?

Registered shareholders may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	voting in person at the Annual Meeting at any time before the polls close at the conclusion of the meeting;

•	voting again via the Internet or telephone prior to 11:59 p.m. Eastern Time on May 1, 2008; or

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other registered shareholder. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

WHAT IF I RETURN MY BLUE PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

BLUE proxies that are signed and returned but do not contain instructions will be voted:

•	FOR the election of all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of PwC as our independent registered public accounting firm for 2008; and

•	according to the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

It means that you have multiple accounts with our transfer agent and/or banks, brokers or other registered shareholders. Please vote all of your shares. If you would like information on consolidating your accounts, please contact Phoenix Shareholder Services at 800.490.4258 or at www.bnymellon.com/shareowner/isd. We have included this and other web site addresses here and elsewhere in this Proxy Statement only as inactive textual references. The information contained on these web sites is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

HOW WILL SHARES HELD IN THE PHOENIX COMPANIES, INC. COMMON STOCK FUND BE VOTED?

This Proxy Statement is being used to solicit voting instructions with respect to shares of Common Stock held in The Phoenix Companies, Inc. Common Stock Fund (the “Fund”) by Fidelity Management Trust Company (“Fidelity”), the trustee of The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Fund, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Fund credited to your individual account through any of the three options described under How Do I Vote Before the Meeting? on page 1. Voting instructions for these shares must be received by 11:59 p.m. Eastern Time on April 29, 2008 to allow sufficient time to process voting instructions and vote on behalf of the Fund shares.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote. If you are a beneficial owner of shares, they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your instruction form. Under the rules of the New York Stock

Exchange, the election of directors and the ratification of PwC as our independent registered public accounting firm for 2008 are considered routine matters for which brokerage firms may vote without specific instructions. However, if Oliver Press pursues their contested solicitation, your broker may not be able to vote on your behalf without your specific instructions. Due to this possibility, we are urging you to send in the BLUE proxy card to ensure that your vote is counted.

If you hold shares through the Fund and voting instructions for the shares attributable to your account are not received by 11:59 p.m. Eastern Time on April 29, 2008, these shares will be voted in the same proportion as the voting instructions received on a timely basis from other participants in the 401(k) Plan.

WHO MAY ATTEND THE MEETING?

The Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a registered shareholder and you received your proxy materials electronically via the Internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

HOW DO I GET TO THE MEETING?

Directions to the Annual Meeting at our offices at One American Row in Hartford are available on our web site, www.phoenixwm.com in the Investor Relations section.

CAN I LISTEN TO THE MEETING VIA THE INTERNET?

You can listen to the Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the Annual Meeting icon. A replay will be available on the web site until May 16, 2008.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting.

HOW MANY VOTES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order for us to conduct our Annual Meeting, holders of one-third of our shares of Common Stock outstanding as of the Record Date must be present at the meeting in person or by proxy. This is referred to as a quorum. You are counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the Internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when a bank, broker or other registered shareholder holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

Proposal 1: Election of Directors

Directors will be elected by a plurality of votes cast at the Annual Meeting, meaning the five nominees receiving the most votes will be elected. Only votes cast FOR a nominee will be counted. Shares not voted will have no impact on the election of directors. Each proxy received will be voted FOR ALL of the nominees for director, unless the proxy is otherwise marked. Instructions on the accompanying BLUE proxy card to withhold authority to vote for one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the director election since only votes FOR a nominee will be counted.

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of PwC as our independent registered public accounting firm for 2008 requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

WHAT SHOULD I DO IF I RECEIVE A PROXY CARD FROM OLIVER PRESS?

Oliver Press may solicit proxies. Our Board unanimously recommends that you do not sign or return any proxy card furnished by Oliver Press. Even a vote against Oliver Press’s nominees on their proxy card will cancel any previous proxy you may have given to the Company. If you have already provided a proxy card to Oliver Press, you may revoke it at any time and provide your support to the Board’s five nominees by signing, dating and returning the enclosed BLUE proxy card in the postage-prepaid envelope provided. Only your latest dated proxy will be counted at the Annual Meeting.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THIS PROXY STATEMENT?

Unless separate copies were previously requested, we sent only one copy of this Proxy Statement and the annual report to households in which multiple shareholders share the same address, a procedure called “householding”. This reduces our printing costs and benefits the environment. If you would like to receive separate copies of this Proxy Statement and the annual report or wish to receive separate copies of these documents in the future, please contact Phoenix Shareholder Services by calling 800.490.4258, writing to The Phoenix Companies, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, Pennsylvania 15258, or going to the BNY Mellon Shareowner Services web site, www.bny.mellon.com/shareowner/isd.

If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of Proxy Statements and annual reports for your household, please contact Phoenix Shareholder Services as indicated above.

HOW MANY DIRECTORS DO YOU HAVE? HOW MANY ARE INDEPENDENT?

Our Board currently has 13 members, all of whom are independent under the New York Stock Exchange rules, except the Chairman, Mrs. Dona D. Young, who is also our President and Chief Executive Officer.

WHERE CAN I LEARN MORE ABOUT THE BOARD’S ACTIVITIES?

Please turn to Corporate Governance on page 11.

WHO PAYS FOR THE SOLICITATION OF PROXIES AND HOW ARE THEY SOLICITED?

The Company pays the cost of the solicitation of these proxies. These costs may include the cost of preparing, printing and mailing this Proxy Statement and any other information we sent to shareholders. Also, the Company has retained Morrow and Co., LLC (“Morrow”) to aid in soliciting proxies for a fee estimated at a cost of $            , plus expenses. The Company also has agreed to indemnify Morrow against certain liabilities including liabilities arising under the federal securities laws. Morrow has informed the Company that it intends to employ approximately 100 persons to solicit proxies. In addition, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and obtain their voting instructions, and we will reimburse them for the expense of doing so. Our expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of our regular employees and officers) are currently expected to be approximately $             of which approximately $             has been spent to date.

In addition to mailing proxies, directors, officers and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, fax, personal interview or by postings to our web site. We will not pay directors, officers and regular employees any additional compensation for their efforts in soliciting proxies. Appendix I sets forth certain information relating to our directors, officers and certain employees who are “participants” in our solicitation of proxies for the Annual Meeting under the rules of the Securities and Exchange Commission.

WHO CAN ANSWER MY QUESTIONS?

If you have questions about your shares or status as a shareholder, please call Phoenix Shareholder Services at 800.490.4258. If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have any questions regarding or need assistance voting, please contact Morrow, our proxy solicitor:

Shareholders Call Toll Free: 800.414.4313

Banks and Brokers Call Collect: 203.658.9400

HOW CAN I GET ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS?

If you are a registered shareholder, simply log on to the web site www.bnymellon.com/shareowner/isd and follow the instructions to enroll in MLink.

Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink allows you to view and print your annual meeting materials and provides on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual Internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

HOW CAN I GET COPIES OF THE DOCUMENTS REFERENCED IN THIS PROXY?

If you have received a copy of this proxy by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2008.

The Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007 are available at http:///bnymellon.mobular.net/bnymellon/pnx.

PROPOSAL 1: ELECTION OF DIRECTORS

Background

Our Board of Directors (our “Board”) consists of three classes of directors, the members of which were each elected to three-year terms:

•	one class to hold office for terms expiring at the Annual Meeting on May 2, 2008;

•	another class to hold office for terms expiring at the 2009 Annual Meeting of Shareholders; and

•	another class to hold office for terms expiring at the 2010 Annual Meeting of Shareholders.

It is our policy that all of our directors should attend our annual meetings of shareholders if reasonably possible. All 13 of our directors attended the 2007 Annual Meeting of Shareholders.

Directors for Election

At our Annual Meeting on May 2, 2008, five directors will be elected to hold office for three years. The nominees listed below, and supported by the Board, are all current directors. Your BLUE proxy card will be used to vote for the election of all of the Board’s five nominees listed below unless you withhold the authority to do so when you send in your proxy. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All nominees have consented to be named as nominees and to serve as directors if elected.

The following persons are nominees for election as directors of the Company for terms to expire in 2011; the Board recommends that shareholders vote FOR ALL of them:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Sal H. Alfiero age 70	since 2000 (since 1988 for Phoenix Life)	Chairman and Chief Executive Officer of Protective Industries, LLC from 2001 through 2005; Chairman and Chief Executive Officer of Mark IV Industries, Inc. from 1969 to 2001; current director of Fresh Del Monte Produce, Inc., HSBC North America Holdings, Inc. and HSBC USA, Inc.
Martin N. Baily age 63	since 2005	Senior Fellow at the Brookings Institution since 2007; Senior Fellow at the Peterson Institute for International Economics from 2001-2007; Senior Advisor to McKinsey & Company since 2002; Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001; Principal of McKinsey & Company from 1996 to 1999.
John H. Forsgren, Jr. age 61	since 2005	Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995; Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994 and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990; director of NEON Communications Group, Inc. from 1998 to 2007; current director of CuraGen Corporation and Trident Resources Corp.

(1)	All ages are as of March 1, 2008.

(2)	Of both the Company and of its subsidiary, Phoenix Life Insurance Company, Inc. (“Phoenix Life”) except as otherwise noted.

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
John E. Haire age 55	since 2000 (since 1999 for Phoenix Life)	Principal owner of Haire Media Advisory, a private media and technology consulting firm established in 2007; Executive Vice President of Time, Inc. from 2001 through 2005; President of The Fortune Group from 1999 until 2001; publisher of TIME Magazine from 1993 until 1999.
Thomas S. Johnson age 67	since 2000	Chairman and Chief Executive Officer of GreenPoint Financial Corporation from 1993 to 2004; President and director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corp. from 1989 to 1991; current director of R.R. Donnelley & Sons Company, Inc., Alleghany Corporation and Federal Home Loan Mortgage Corporation (Freddie Mac).

(1)	All ages are as of March 1, 2008.

(2)	Of both the Company and of its subsidiary, Phoenix Life Insurance Company, Inc. (“Phoenix Life”) except as otherwise noted.

Please note that Oliver Press has notified us that it intends to solicit proxies for their own slate of three nominees for election to the Board at the Annual Meeting, in opposition to the five nominees that the Board has selected and who are listed in the preceding table under Directors for Election. The process by which our Governance Committee and the Board identifies, evaluates and selects potential directors nominees involves a variety of factors and criteria, all of which are described under Director Nomination Process on page 14. As with all nominees, including the five Board’s nominees listed above, the Governance Committee considered and evaluated those persons for whom Oliver Press has informed us that it intended to nominate and solicit proxies. In addition to reviewing the information provided by Oliver Press with respect to those persons, certain of our independent directors, as well as members of our Senior Management, each separately met with representatives of Oliver Press, including certain of its proposed nominees. As a result of this thorough process, our Board has decided not to endorse Oliver Press’s nominees. Our Board unanimously recommends a vote FOR ALL of our Board’s nominees on the enclosed BLUE proxy card and urges you not to sign or return any proxy card that you may receive from Oliver Press. Even if you have previously signed any proxy card sent to you by Oliver Press, you can revoke it.

Continuing Directors

The following directors, whose terms expire in 2009, will continue to serve as directors:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Peter C. Browning age 66	since 2000 (for Phoenix Life from 1989 to 1999 and since 2000)	Dean of the McColl Graduate School of Business at Queens University of Charlotte from 2002 through 2005; various positions, including President and Chief Executive Officer, at Sonoco Products Company from 1993 to 2000; current director of Acuity Brands, Inc., EnPro Industries, Inc., Lowe’s Companies, Inc., and Wachovia Corporation; non-executive Chairman of Nucor Corporation from 2000 to 2006, and Lead Director of Nucor Corporation from 2006 to present.
Sanford Cloud, Jr. age 63	since 2001	Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005; President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004; partner at the law firm of Robinson & Cole LLP from 1993 to 1994; Vice President at Aetna, Inc. from 1986 to 1992; Connecticut State Senator from 1977 to 1980; current trustee of Northeast Utilities and non-executive Chairman of Ironwood Mezzanine Fund L.P.
Gordon J. Davis, Esq. age 66	since 2000 (since 1986 for Phoenix Life)	Partner at the law firm of Dewey & LeBoeuf LLP since 1994, except during much of 2001 (formerly LeBoeuf, Lamb, Greene & MacRae LLP); President of Lincoln Center for the Performing Arts from January to November 2001; current director of Consolidated Edison of New York, Inc. and of approximately 35 registered investment companies within the Dreyfus family of funds.
Jerry J. Jasinowski age 69	since 2000 (since 1995 for Phoenix Life)	President of the Manufacturing Institute, an affiliate of the National Association of Manufacturers, from 2004 through 2007; former President of the National Association of Manufacturers from 1990 to 2004, Executive Vice President and Chief Economist from 1983 to 1989 and Senior Vice President and Chief Economist from 1981 to 1983; Assistant Secretary of Policy at the U.S. Department of Commerce from 1977 to 1980; current director of Harsco Corporation and the Timken Company.

(1)	All ages are as of March 1, 2008.

(2)	Of both the Company and of Phoenix Life, except as otherwise noted.

The following directors, whose terms expire in 2010, will continue to serve as directors:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Jean S. Blackwell age 53	since 2004	Executive Vice President and Chief Financial Officer of Cummins Inc. since May 2005, Vice President, Chief Financial Officer and Chief of Staff from 2003-2005 and Vice President from 1997 to 2005; partner of McKinney & Evans LLP from 1995 to 1997 and from 1986 to 1991 and an associate from 1979 to 1985; Indiana State Lottery Director from 1991 to January 1, 1993; State of Indiana Budget Director from 1993 to 1995; current director of United Stationers Inc.
Arthur P. Byrne age 62	since 2000 (since 1997 for Phoenix Life)	Operating partner of JW Childs Associates, a private equity fund based in Boston, Massachusetts since 2002; President, Chief Executive Officer and Chairman of The Wiremold Company from 1991 to 2002.
Ann Maynard Gray age 62	since 2002	President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998; current director of Duke Energy Corporation and Elan Corporation plc.
Dona D. Young age 54	since 2000 (since 1998 for Phoenix Life)	Chairman of the Company and Phoenix Life since April 2003, Chief Executive Officer since January 2003, President since 2000; Chief Operating Officer of the Company and Phoenix Life from February 2001 through December 2002; Executive Vice President, Individual Insurance and General Counsel of Phoenix Life from 1994 to 2000; current director of Wachovia Corporation and Foot Locker, Inc.

(1)	All ages are as of March 1, 2008.

(2)	Of both the Company and of Phoenix Life, except as otherwise noted.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

On November 7, 2007, the Audit Committee (the “Audit Committee”) of our Board of Directors (the “Board”), subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2008. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Fees Incurred for Services Performed by PwC

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related nor recurring, a Company vice president may submit in writing a request to the Company’s internal auditor, accompanied by approval of the Company’s chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by PwC in 2007 and 2006 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2007 and 2006 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

PwC Fees	2007	2006
Audit Fees (1)	$3,195,000	$3,075,000
Audit-Related Fees (2)	213,000	213,000
Tax Fees (3)	0	62,000
All Other Fees (4)	3,000	3,000

Total Fees	$3,411,000	$3,353,000

(1)

Amounts represent fees for the annual audits of our financial statements and internal controls, reviews of our financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the Securities and Exchange Commission.

(2)	Amounts represent fees for employee benefit plan audits and performance of agreed-upon procedures for regulatory purposes.

(3)	In 2006, amount represents fees for tax compliance services and consultations on tax matters.

(4)	Amounts represent fees for research and regulatory reporting compliance software.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting of Shareholders. If any other appropriate business is properly presented at the Annual Meeting of Shareholders, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

CORPORATE GOVERNANCE

Our Board of Directors (the “Board”) is responsible for providing effective governance over the Company’s affairs. Our corporate governance practices are designed to align the interests of the Board and management with those of shareholders and to promote honesty and integrity. Highlights of our corporate governance practices are described below. More information about corporate governance may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

Our Corporate Governance Principles, which outline our corporate governance policies and procedures, embody many of our long-standing practices, and incorporate our current corporate governance best practices, are available on our web site identified above. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 16. Portions of these Corporate Governance Principles are discussed below.

Board Committee Membership and Meetings

There are currently five committees of the Board that perform its essential functions. Three of these are standing committees: the Audit Committee, the Compensation Committee and the Executive Committee (the “Audit Committee”, “Compensation Committee” and “Executive Committee”, respectively). The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee (the “Finance Committee” and “Governance Committee”, respectively). Only directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”) may be members of the Audit Committee, the Compensation Committee or the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the New York Stock Exchange (“NYSE”). The Audit, Compensation and Governance Committees have authority to retain advisors to help fulfill their responsibilities. It is our practice that, except for the Executive Committee, only Non-employee Directors may be members of the Board committees. Our lead director serves as the chair of the Executive Committee.

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life Insurance Company (“Phoenix Life”). Phoenix Life has established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of the Board.

Committees of the Board

The current Board committees, their responsibilities, committee membership and the number of meetings of each committee in 2007 follow. The descriptions are merely summaries; each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 16. The chair of each committee is listed with an asterisk.

AUDIT COMMITTEE
Responsibilities	Members	Number of 2007 Meetings

•    Recommending to the Board the selection of our independent registered public accounting firm

•    Reviewing the scope, plans and results relating to our internal and external audits and financial statements

•    Reviewing our financial condition

•    Reviewing the quality and integrity of our financial reporting processes and procedures

•    Reviewing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures

•    Reviewing our policies on ethical business conduct and monitoring its compliance with those policies

	2007 Members Thomas S. Johnson* Martin N. Baily Jean S. Blackwell Arthur P. Byrne John E. Haire Jerry J. Jasinowski Current Members Jean S. Blackwell* Sal H. Alfiero Martin N. Baily Arthur P. Byrne John H. Forsgren, Jr. Thomas S. Johnson	13

See also the Audit Committee Report beginning on page 17 for a discussion of the Audit Committee’s oversight responsibilities.

COMPENSATION COMMITTEE
Responsibilities	Members	Number of 2007 Meetings

•    Evaluating the targeted compensation of the chief executive officer, “key executives” (officers at the level of senior executive vice president and above and other employees expected to earn as much as the lowest paid senior executive vice president), executive vice presidents and senior vice presidents

•    Reviewing and recommending to the independent members of the Board for approval the compensation of the chief executive officer

•    Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards

•    Reviewing and, with respect to certain senior officers, approving benefits under plans exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)

•    Reviewing and recommending compensation of the members of the Board

•    Overseeing the granting of stock options, restricted stock units and other equity-based compensation

•    Reviewing and approving the annual compensation programs for all employees

	2007 Members Sanford Cloud, Jr.* Sal H. Alfiero Peter C. Browning Ann Maynard Gray John E. Haire Thomas S. Johnson Current Members Thomas S. Johnson* Martin N. Baily Jean S. Blackwell Peter C. Browning Arthur P. Byrne Sanford Cloud, Jr.	9

See also the Compensation Committee Charter, Processes, Interlocks and Report, beginning on page 19 and Compensation Discussion and Analysis on page 21 for further detail regarding the functions of the Compensation Committee.

EXECUTIVE COMMITTEE
Responsibilities	Members	Number of 2007 Meetings

• Exercising the powers and authority of the Board with respect to overseeing our property, affairs and businesses during periods between meetings of the Board	2007 Members Sal H. Alfiero* Peter C. Browning Sanford Cloud, Jr. Jerry J. Jasinowski Thomas S. Johnson Dona D. Young Current Members Peter C. Browning* Jean S. Blackwell John H. Forsgren, Jr. Ann Maynard Gray Thomas S. Johnson Dona D. Young	7

FINANCE COMMITTEE
Responsibilities	Members	Number of 2007 Meetings

• Exercising the authority of the Board with respect to our financial and investment policies • Establishing and exercising general supervision over our investment policies and programs and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock) • Exercising general supervision over the disposition of our subsidiaries and of material assets • Reviewing policies and positions, and those of our major subsidiaries, regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk	2007 Members Jerry J. Jasinowski* Martin N. Baily Jean S. Blackwell Arthur P. Byrne Gordon J. Davis John H. Forsgren, Jr. Current Members John H. Forsgren, Jr.* Sal H. Alfiero Gordon J. Davis Ann Maynard Gray John E. Haire Jerry J. Jasinowski	5

GOVERNANCE COMMITTEE
Responsibilities	Members	Number of 2007 Meetings

•    Assisting the Board, in conjunction with the Audit Committee, in fulfilling its responsibilities with respect to overseeing our policies, practices and procedures relating to risks and risk management

•    Presenting qualified candidates to the Board for election as directors

•    Reviewing the committee structure of the Board

•    Making recommendations to the Board with respect to matters of corporate governance

•    Exercising the authority of the Board with respect to matters relating to the interests of our shareholders or to our relationships to the community at large, including: charitable contributions; government affairs and public relations; employee voluntary participation in community affairs; and philanthropic programs

	2007 Members Peter C. Browning* Sal H. Alfiero Sanford Cloud, Jr. Gordon J. Davis John H. Forsgren, Jr. Ann Maynard Gray Current Members Ann Maynard Gray* Peter C. Browning Sanford Cloud, Jr. Gordon J. Davis John E. Haire Jerry J. Jasinowski	9

Executive Sessions of the Board

As provided in the Corporate Governance Principles, the non-employee directors of the Company meet in executive session at each regular Board meeting. The non-employee chair of the Executive Committee of the Board, currently Mr. Peter C. Browning, presides at these meetings.

Board Attendance and Annual Meeting Policy

Directors are expected to attend our Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve. In 2007, there were five meetings of the Board. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, all members of the Board attended the 2007 Annual Meeting of Shareholders.

Director Nomination Process

The Governance Committee is responsible for proposing qualified candidates to the Board. In considering candidates for nomination to the Board, the Governance Committee seeks individuals with strong intellectual ability, breadth of experience, demonstrated professional achievement, diverse backgrounds and the highest integrity. Prospective directors should also be able and willing to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings.

The Governance Committee may also consider particular areas of expertise with respect to a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of 12 independent directors, plus our chief executive officer.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined under Shareholder and Interested Party Communications on page 16. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our chief executive officer, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

Code of Conduct

We have adopted a written Code of Conduct which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. We are committed to the highest standards of ethical and professional conduct and the Code of Conduct provides guidance on how to uphold these standards. The Code of Conduct is available on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site. You may request a printed copy of the Code of Conduct by writing to the Corporate Secretary at either of the addresses listed under Shareholder and Interested Party Communications on page 16.

Director Independence

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

In January 2008, the Governance Committee and the Board evaluated the independence of each director other than our chairman, who is a Company employee, in accordance with the provisions of the Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chairman, including all directors standing for election, are independent under both the Categorical Independence Standards and the NYSE rules.

Audit Committee Financial Expert

Ms. Jean S. Blackwell, the Audit Committee’s chair, was determined by the Board, based on her education and experience, to be an audit committee financial expert, as defined by applicable federal securities law. Ms. Blackwell was determined by the Board to be independent, as described above in Director Independence.

Policy Regarding Transactions with Related Persons

In November 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). Pursuant to the Related Person Policy, any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”). Pursuant to the Related Person Policy, no Related Person Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director interested in a Related Person Transaction shall recuse himself or herself from any such vote.

Transactions with Related Persons

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2007, our subsidiaries incurred total compensation of $62.3 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2007, we made payments of $60.8 million to State Farm entities for this compensation.

Director Sanford Cloud, Jr. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. One of the Company’s subsidiaries is an investor in, and limited partner of, Ironwood. During 2007, the Company’s subsidiary did not fund any pre-existing commitments to Ironwood; however, the Company’s subsidiary did receive returns on sums previously invested in the amount of $1,126,918.

All Related Person Transactions have been approved or ratified by the Audit Committee pursuant to the Related Person Policy. The Board has determined that Mr. Cloud is independent under the Categorical Independence Standards and the NYSE rules.

Shareholder and Interested Party Communications

If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2009 Annual Meeting of Shareholders, we must receive your proposal at our executive offices in Hartford, Connecticut no later than November 21, 2008. Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Corporate Secretary at one of the addresses below.

Proposals should be addressed by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

If you wish to present a matter for action at the 2009 Annual Meeting of Shareholders, but choose not to do so under Rule 14a-8, you must deliver a notice containing the information required by the Company’s bylaws to our Corporate Secretary at one of the addresses above on or before January 30, 2009, but no earlier than January 2, 2009.

Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of non-management directors of the Company, the non-management directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the Corporate Secretary at the mailing address above or to the e-mail address listed above, indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director.

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, Securities and Exchange Commission (“SEC”) regulations and the New York Stock Exchange listing standards. A copy of this amended charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PricewaterhouseCoopers LLP (“PwC”) is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met and discussed with management and with PwC, the Company’s audited financial statements for the year ended December 31, 2007. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•	PwC’s responsibilities under generally accepted auditing standards;

•	the Company’s significant accounting policies;

•	management’s judgments and accounting estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s chief financial officer and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and discussed with PwC its independence from the Company. PwC has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and be filed with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2008.

THE AUDIT COMMITTEE

Jean S. Blackwell, Chair

Sal H. Alfiero

Martin N. Baily

Arthur P. Byrne

John H. Forsgren, Jr.

Thomas S. Johnson

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT

Compensation Committee Charter

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) consists of independent members of the Board, and meets at scheduled times during the year. Its purpose is to assist the Board in fulfilling its responsibility to maximize long-term return to our shareholders by ensuring that directors and employees are compensated according to the Company’s compensation philosophies, objectives and policies. The Compensation Committee’s responsibilities, summarized on page 12 of this Proxy Statement, are explicitly set forth within the terms of its charter, and are reviewed by the Board at least once a year. A copy of this charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the Compensation Committee.

Processes and Procedures Related to Executive and Director Compensation

Pursuant to its charter, the Compensation Committee has the following authority and responsibilities with regard to determination and consideration of executive and director compensation:

•	assisting the Company in defining an executive total compensation policy for the Company and its subsidiaries that:

•	supports the Company’s overall strategy and objectives;

•	supports the attraction and retention of executives;

•	links total compensation to financial performance and the attainment of strategic objectives; and

•	provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the Company’s objectives;

•	reviewing and approving new compensation plans when appropriate to maintain consistency with our compensation policy and to monitor the appropriateness and effectiveness of such plans;

•

making any and all determinations necessary to qualify any compensation intended to be exempt from section 162(m) of the Internal Revenue Code of 1986, as amended, as performance-based compensation; and

•

reviewing director compensation at least biennially and recommending any changes it believes to be appropriate. See 2007 Directors Compensation Plan on page 66 and Changes to Director Compensation for 2008 on page 67.

Annually, the chief executive officer (“CEO”) makes recommendations to the Compensation Committee with regard to base pay, target annual incentives, and target long-term incentives (collectively referred to as “Direct Compensation”) for:

•	all named executive officers (“NEOs”) except the CEO;

•

key executives, who include any officer who holds the office of senior executive vice president or higher and any other employee who is expected to earn as much as the lowest paid senior executive vice president; and

•	executive vice presidents and senior vice presidents of the Company and its subsidiaries.

The Compensation Committee is responsible for reviewing the CEO’s recommendations and making final decisions on Direct Compensation based on the Company’s compensation philosophy. See Determining Direct Compensation Levels on page 24.

With regard to the CEO, the Compensation Committee is responsible for evaluating her performance and making compensation recommendations to the Board for its approval.

The Compensation Committee has delegated the following authority to the CEO, except as to Section 16 officers and key executives (as defined in the Compensation Committee charter):

•	granting awards of restricted stock, RSUs and long-term performance units under the RSU Plan;

•

determining the treatment of stock options under The Phoenix Companies, Inc. Stock Incentive Plan, except for senior vice presidents and higher, upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan;

•

determining the treatment of restricted stock units (“RSUs”) under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”) upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan; and

•

determining the terms of RSU deferral offerings under the RSU Plan, including but not limited to, the opportunity to defer receipt of RSUs until termination of employment (or later, if required by law), receipt of dividend equivalents during deferral period, receipt of interest on dividend equivalents, and reinvestment of dividend equivalents in additional RSUs.

The Company’s legal and human resources executives support the Compensation Committee in its work. These executives recommend, but do not determine, the amount and form of executive and director compensation. During 2007, the Compensation Committee and the Board each had direct access to independent compensation consultants for advice on executive compensation matters. See Role of Compensation Consultants on page 24. The Compensation Committee has the sole authority to retain and terminate any such compensation consultant used to assist it in the evaluation of director, CEO or senior executive compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms and to monitor the consultant’s objectivity and independence when rendering advice to the Compensation Committee. The Compensation Committee used these consultants frequently during 2007.

Compensation Committee Interlocks and Insider Participation

Compensation Committee member Sanford Cloud, Jr. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. One of the Company’s subsidiaries is an investor in, and limited partner of, Ironwood. In 2007, the Company’s subsidiary did not fund any pre-existing commitments to Ironwood; however, the Company’s subsidiary did receive returns on sums previously invested in the amount of $1,126,918.

This transaction was ratified by the Audit Committee pursuant to the Company’s Related Person Policy. The Board has determined that Mr. Cloud is independent under the Categorical Independence Standards that were adopted by the Board and the New York Stock Exchange rules.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed Compensation Discussion and Analysis (which follows this report) contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, Compensation Discussion and Analysis, we recommended to the Board that Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Thomas S. Johnson, Chair

Martin N. Baily

Jean S. Blackwell

Peter C. Browning

Arthur P. Byrne

Sanford Cloud, Jr.

COMPENSATION OF EXECUTIVE OFFICERS

The following compensation discussion contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our discussion regarding the compensation of our executive officers in this Proxy Statement and should not be interpreted, or relied upon, as statements of our expectations or estimates of results or other guidance. We specifically caution our shareholders not to apply these statements to other contexts.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis sets forth our compensation policies, programs and practices for:

•

our chief executive officer (“CEO”), our chief financial officer (“CFO”), the three highest paid executive officers, and our former chief financial officer, who collectively are our named executive officers (“NEOs”) listed in the Summary Compensation Table for 2007 Fiscal Year on page 40;

•	officers with the title of senior vice president or higher; and

•	certain other executives whose contributions are key to our success.

The above are collectively referred to as “Senior Management”.

All compensation actions for our NEOs are approved by the Compensation Committee and, for the CEO, the Board of Directors (the “Board”).

Our executive compensation program is designed to:

•	attract, retain and motivate Senior Management talent in support of our overall business strategy;

•	tie annual and long-term incentives to the achievement of corporate, line of business or individual performance objectives, including the enhancement of shareholder value; and

•	create a total compensation opportunity comparable to that provided at companies we compete with for Senior Management talent.

These design considerations are supported by:

•

a utilization of compensation consultants and benchmark studies to establish elements, levels and mixes of executive compensation so as to provide appropriate market-based compensation opportunities for our executives;

•	the inclusion of equity compensation programs that align Senior Management compensation to shareholder returns;

•	a pay-for-performance environment where our compensation programs are weighted heavily in favor of incentive pay and closely aligned with business objectives;

•

a central belief that a greater percentage of compensation should be at risk in the form of performance-contingent incentives for executives who bear higher levels of responsibility for our performance;

•	a set of guidelines that require ownership and retention levels of Common Stock for Senior Management, thereby further aligning the common interests of management and shareholders;

•	a philosophy that perquisites and other personal benefits will not comprise a material component of our executive compensation program; and

•

a utilization of change-in-control agreements with 10 members of Senior Management who are integral to effectuating corporate transactions to allow them to focus on their responsibilities with minimal distraction due to personal considerations.

Overall Objectives of Executive Compensation Programs

Our executive compensation program is a critical component of our performance culture. Closely aligned with our business strategy, the program seeks to motivate and reward strong financial performance in order to position the Company for continued growth. It is designed to achieve the following objectives:

•

Link compensation to performance results. The program is weighted in favor of incentive pay, in the form of annual and long-term performance incentives, to motivate and reward the creation of shareholder value. For example, the 2007 target compensation mix for our CEO was 20% base salary and 80% incentive pay, while the average target 2007 compensation mix for the other NEOs was 30% base salary and 70% incentive pay.

•

Attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities. The program benchmarks compensation opportunities against appropriate groups of life insurance or asset management companies to attract and retain executives with the experience and talent required to achieve our strategic objectives. We complement this review by assessing the strategic value of each member of Senior Management to align compensation opportunities with relative strategic value.

•

Align the interests of Senior Management and shareholders. The program rewards Senior Management when their performance produces profitable growth and improving returns. For example, the 2007 business goals used for determining annual incentive awards were based on return on equity, a key measure of shareholder return for us, and line of business earnings growth. These measures of success create a close alignment between Senior Management and shareholder interests. Additionally, the long-term incentive plan pays out in stock, further aligning compensation with shareholder interests.

Elements of Compensation

The executive compensation program consists of base pay, annual incentives and long-term incentives (collectively referred to as “Direct Compensation”), broad-based benefit plans available to all employees, stock awards to recognize special circumstances, share ownership and retention guidelines, a supplemental retirement plan, deferred compensation, perquisites, executive severance and change-in-control arrangements. Additionally, the CEO has an employment agreement with the Company.

A description and the objective of each compensation element are summarized in the table that follows.

Compensation Element	Description	Objective
Base Salary

Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities

For Senior Management, increases are provided only in the case of shortfalls relative to industry practice, to recognize a significant increase in responsibilities, or to maintain internal equity among peer executives. For other employees, increases are determined primarily based on merit.

Attract and retain high-caliber leadership
Annual Incentives

Incentive compensation that promotes and rewards the achievement of annual performance objectives

Substantially all employees participate in a Company incentive plan. For Senior Management, the incentive pool is determined by the improvement in our return on equity and line of business earnings growth; the pool is then allocated, with 50% based on achievement of department business objectives and 50% based on achievement of individual performance objectives.

Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Long-Term Incentives

Incentive compensation that promotes and rewards the achievement of long-term performance objectives

2007 core program provided grants of restricted stock units subject to our achieving specified return on equity objectives over a three-year performance cycle.

Given significant organizational changes expected in 2008, service-vested restricted stock units and stock options will be provided in 2008 with the objective of retaining key talent during the transition to, and motivating Senior Management to focus on maximizing the value of, the new organization. Service-vested restricted stock units are not intended to be a permanent component of this program.

Additional long-term incentives, conditioned on achievement of specified line-of-business and/or department objectives, may also be provided to motivate and reward other long-term business goals.

Link compensation to long-term performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Service-Vested Stock Options and Restricted Stock Units

Service-vested stock option and restricted stock unit grants may be used in special circumstances, such as to recognize promotions or attract new hires, reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards, provide retention incentives, or shift compensation mix.

Stock options typically vest ratably over three years with a 10-year option term.

Restricted stock units typically vest on the third anniversary of the award date.

Link compensation to performance results (in the case of stock options) Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Share Ownership and Retention Guidelines	Guidelines that provide a target ownership level to be attained and require the retention of a portion of all stock awards, including long-term incentive restricted stock units	Align the interests of Senior Management and shareholders
Supplemental Retirement Plan	Non-qualified pension plan that provides retirement income to select employees based upon the Company’s broad-based retirement plan formulas, which are restricted by certain Internal Revenue Code limits and, for certain benefits, did not include incentive pay	Attract and retain high-caliber leadership
Non-Qualified Deferred Compensation

Opportunity to defer receipt of base salary, annual incentives and long-term incentives (restricted stock units) to assist Senior Management and certain other employees in tax and retirement planning

Salary deferral includes additional Company matching contributions which are otherwise above Internal Revenue Code limits on The Phoenix Companies, Inc. Savings and Investment Plan.

Cash deferrals can be allocated to investment vehicles similar to those in The Phoenix Companies, Inc. Savings and Investment Plan.

Attract and retain high-caliber leadership
Perquisites

Perquisites provided to NEOs include a nominal reimbursement for preventive medical care expenses, a financial planning allowance, relocation benefits, and reimbursements for spousal travel expenses when required for business functions.

In addition, the Company provides the CEO with driving services and supplemental disability insurance.

Attract and retain high-caliber leadership
Executive Severance and Change-in-Control Agreements

NEOs and select executives are eligible to receive executive severance and change-in-control protections in certain circumstances.

These benefits provide income protection in the event of involuntary loss of employment not due to cause in exchange for the executive’s agreement not to bring claims against the Company.

Attract and retain high-caliber leadership

Role of Compensation Consultants

During 2007, we continued our practice of using two independent compensation consultants for executive compensation matters, one supporting management and the other supporting the Compensation Committee and the Board. Management’s consultant was Semler Brossy Consulting Group, LLC (“Semler Brossy”), and the consultant for the Compensation Committee and the Board was F.W. Cook & Co., Inc. The role of each consultant in assisting management and the Compensation Committee in 2007 executive compensation decisions is summarized below.

Executive Compensation Activity	Role of Management Compensation Consultant	Role of Board Compensation Consultant
CEO Compensation	Develop	Review
Executive Compensation Philosophy	Develop	Review
Executive Compensation Plan Design	Develop/Review	Review
Senior Management Compensation Targets (excluding CEO)	Review	N/A
Director Compensation	Develop/Review	Review
Equity Grants for Senior Management	Review	N/A
Key Executive New Hire Packages	Review as needed	N/A
Change-In-Control Design	Develop	Review

Consistent with our policy, management met with each consultant at least once each quarter in 2007 on our business developments. The chair of the Compensation Committee spoke privately with each consultant at least twice in 2007, and each consultant addressed the Compensation Committee in executive session at least once in 2007.

In January 2008, management and the Compensation Committee reviewed our use of consultants, the services provided by each and their respective fees. As a result of this review, the Compensation Committee determined that using one consultant for all executive compensation matters would eliminate redundancies with respect to services and fees that exist when two consultants are retained. The Compensation Committee also determined that Semler Brossy would be retained as the sole executive compensation consultant, reporting directly to the Compensation Committee. Going forward, the Compensation Committee will be responsible for engaging the consultant, and the chair of the Compensation Committee will oversee all of the consultant’s work with assistance from management. Management will no longer retain its own consultant for executive compensation matters and Semler Brossy will not provide any consulting services to the Company without prior approval by the Compensation Committee.

Determining Direct Compensation Levels

The Compensation Committee determines Direct Compensation for each member of Senior Management by:

•	evaluating the strategic value of each position;

•	aligning compensation with strategic value;

•	identifying the market value of each position; and

•	determining the appropriate mix of Direct Compensation elements for each position.

These steps are described in the four subsections that follow.

Evaluating Strategic Value

Each year, the CEO evaluates each member of Senior Management with respect to his or her capacity to influence our business strategy and financial results. This analysis is conducted so that the compensation opportunity for each role, expressed as a target percentile of market as described in Aligning Compensation with Strategic Value in the subsection that follows, is based on strategic value, which is our analysis of criticality to the execution of our business objectives. The first step in this strategic value analysis is an assessment of the degree to which each position enables us to meet our financial targets and strategic objectives. The second step is an evaluation of each executive’s leadership abilities, business acumen, general management experience, degree of employment retention risk, and the impact of these factors on an individual’s ability to enable us to meet our financial targets and strategic objectives. This analysis is presented to the Compensation Committee for its approval. The Compensation Committee also makes a similar evaluation of the CEO’s role for its recommendation to the Board.

Aligning Compensation with Strategic Value

Based on the strategic value assessments, a target percentile of market compensation levels is established for each member of Senior Management. This percentile represents the market point to which Direct Compensation is compared. The compensation for roles with higher strategic value will be targeted at higher market percentiles than roles with lower strategic value. For 2007, based on the strategic value assessments, Direct Compensation for Senior Management was targeted between the 50th and 75th percentiles of the size-adjusted market levels described in Identifying Market Value below. This approximates target pay between the 25th and 50th percentiles when the market levels are not size-adjusted. We target pay at this level because we:

•	believe the complexity of, and difficulty of achieving, our business objectives are comparable to that of our peer group, even though we are smaller;

•	need to attract and retain high-caliber talent to accomplish our business objectives, and the market for talent that can achieve such objectives is competitive; and

•	believe that the performance goals in our executive compensation program are set at aggressive levels representing significant improvement from prior year results when they are achieved.

We generally consider an executive’s target Direct Compensation to be “at” the target percentile if it is within 10% of the target percentile for that position. Currently, the CEO’s target Direct Compensation is below her target percentile because the Board has set her target percentile as a long-term goal to be achieved over time as the Company’s return to shareholders approaches levels comparable to our peers. The target Direct Compensation for our CFO and head of asset management is below the target percentiles for these positions because both executives are relatively new to their roles. We would expect their compensation opportunity to increase over time as they become more seasoned in their roles. The target Direct Compensation for our chief investment officer is at the target percentile, reflecting this executive’s tenure and performance in the role. The target Direct Compensation for our head of life and annuity is above the target percentile for this role, reflecting the relative contributions this executive and the life and annuity line of business make to the Company’s financial results and the criticality of this business to the Company’s growth strategy.

Identifying Market Value

The market value of each Senior Management position is determined by market comparison using the target percentile established by the strategic value assessment described above. For market comparisons, we consider appropriate groups of life insurance and asset management companies. In doing so, we rely on surveys conducted by independent, third-party organizations. Administration of these surveys by objective, external compensation professionals promotes consistency in evaluating the compensation levels of Senior Management against compensation levels afforded executives at companies participating in these surveys.

For our life insurance and corporate positions, we use the Diversified Insurance Study of Executive Compensation (“DIS”), which reports compensation practices for a group of approximately 30 insurance organizations. We believe this survey provides the most appropriate market data for comparing our compensation practices for our life insurance and corporate positions since the companies participating in the survey are in our industry and have positions of similar scope and responsibility. The market value of each NEO position, except for the head of asset management, is determined from DIS. In recognition of our smaller size relative to many of the companies in DIS, we typically use a subset of the surveyed companies when determining market value. In 2007, for each of our NEOs, except the head of asset management, we used a subset of the DIS survey by taking into account only the following 12 companies, all with total assets below $75 billion:

Subset of Companies Included in the DIS Published by Towers Perrin with Total Assets Below $75 Billion
Aetna	Mutual of Omaha
AFLAC	Securian Financial Group
Allianz	Sun Life Financial
American United Life	Thrivent Financial for Lutherans
CIGNA	Unum Group
Guardian Life	USAA

As a secondary reference, we also look at the 25th and 50th percentiles of the full DIS survey as a proxy for the 50th and 75th percentiles of companies closer to our size.

In evaluating 2007 compensation for our life insurance and corporate positions, the following compensation elements were analyzed:

•	base salary;

•	actual bonus as a percentage of base salary;

•	target bonus as a percentage of base salary;

•	total cash compensation;

•	target total cash compensation;

•	long-term value as a percentage of base salary;

•	long-term value; and

•	total direct compensation.

For our head of asset management position, we use the McLagan Partner Management and Administration Survey—U.S. (“McLagan”), which reports compensation practices for a group of approximately 175 investment management companies and advisory firms, insurance companies and banks. We believe this survey provides the most appropriate market data for comparing our compensation practices for our asset management positions since the companies participating in McLagan are all in the asset management industry and have positions of similar scope and responsibility. Sixty-five of these companies have a position comparable to our head of asset management. In recognition of our smaller size relative to many of the companies in McLagan, we typically use a subset of the surveyed companies when determining market value. In 2007, for the head of asset management, we used the 25th and 50th percentiles of the full McLagan survey for each compensation element as a proxy for the 50th and 75th percentiles of peer companies closer to our size.

In evaluating 2007 compensation for our head of asset management position, the following compensation elements were analyzed:

•	base salary;

•	cash bonus;

•	total cash compensation;

•	long-term and deferred awards; and

•	total direct compensation.

When referring to market levels elsewhere in this Compensation Discussion and Analysis, we are referring to the applicable size-adjusted survey subsets described in the preceding paragraphs.

Determining Mix of Direct Compensation Elements

Base Salary and Incentive Pay Mix: One of the central beliefs on which our compensation philosophy is based is that a greater percentage of compensation should be at risk for the executives who bear higher levels of responsibility for our performance. As such, we believe the majority of Senior Management compensation should come from incentive pay. We generally target base salary between 25% and 35% of total Direct Compensation, and incentive pay between 65% and 75% of total Direct Compensation. We intend to weight incentive pay at the higher end of this range (and base salary at the lower end of this range) for the CEO, head of life and annuity, and head of asset management because these roles are primarily accountable for our line of business performance.

Guideline Compensation Mix
Position	NEO	Base Salary	Incentive Pay
President and CEO	Dona D. Young	20%	80%
CFO	Peter A. Hofmann	35%	65%
Head of Asset Management	George R. Aylward	25%	75%
Head of Life and Annuity	Philip K. Polkinghorn	30%	70%
Chief Investment Officer	James D. Wehr	30%	70%

We will, at times, deviate from these guidelines to compete with market level mixes, address retention risks, and reflect changes in our business strategy. Currently, each NEO’s base salary and target incentive pay mix is substantially at the desired guidelines reflected above.

Annual and Long-Term Incentive Mix: Our strategic plan is designed to improve our return on equity and line of business earnings substantially each year to create long-term value for our shareholders. For this reason, the target mix between annual and long-term incentives for our CEO is significantly weighted in favor of long-term results to motivate continued focus on long-term goal planning and achievement. The target mix for the other NEOs is intended to be more balanced. Except for the chief investment officer, each NEO’s current incentive opportunity is equally weighted between annual incentives and long-term incentives. The chief investment officer’s current mix is weighted more to annual incentives, consistent with market practice for this role as reported in previous DIS survey results.

Target annual and long-term incentive opportunities for 2007 are shown in the table below.

	2007 Incentive Targets as Percentage of Base Salary
Position	Annual Incentive	Long-Term Incentive
President and CEO	160%	250%
CFO	100%	100%
Head of Asset Management	135%	135%
Head of Life and Annuity	120%	120%
Chief Investment Officer (1)	150%	90%

(1)    The chief investment officer is also President of Goodwin Capital Advisers, Inc., which manages our general account fixed income assets and third-party fixed income assets for certain mutual funds, institutional accounts and alternative products.

Incentive Compensation

Annual Incentives

Annual incentives provide Senior Management with compensation opportunities that promote and reward the achievement of annual performance objectives. Under our annual incentive plan, members of Senior Management are eligible for incentive awards based upon the achievement of pre-determined Company financial goals approved by the Compensation Committee, departmental performance objectives approved by the CEO, and individual performance objectives.

The financial goals approved by the Compensation Committee determine the size of the annual incentive pool based on actual results versus the goals. These financial goals (threshold, target, and maximum) are established based on the strategic and financial plans adopted by the Board. The Compensation Committee determines these goals based on an assessment of the degree of difficulty and the minimum acceptable performance results. Threshold financial goals are generally set to require performance above prior year results so that payouts are limited if performance does not improve over time. Target financial goals are set at an aggressive but achievable level. Maximum financial goals are set to reward performance that is significantly better than target performance.

In 2007, the Compensation Committee changed the financial measure for determining the funding of the pool under the annual incentive plan from return on equity only (“ROE” as defined in note 1 to the 2007 Annual Incentive Pool Funding table that follows this paragraph) to a combination of ROE and line of business earnings growth, as measured by growth in pre-tax operating income for our life and annuity line of business (“Life and Annuity”) (“operating income” as defined in note 2 to the 2007 Annual Incentive Pool Funding table that follows this paragraph), and growth in earnings before interest, taxes, depreciation and amortization for our asset management line of business (“Asset Management”) (“EBITDA” as defined in note 3 to the 2007 Annual Incentive Pool Funding table that follows this paragraph). The Compensation Committee believed that Senior Management’s incentives should directly reflect the performance of their line of business based on the appropriate earnings growth measure for that business. For NEOs, we continued to attach a significant portion of their incentive opportunity to ROE in order to focus the team on enterprise-wide goals. Corporate executives had 70% of their incentive opportunity tied to ROE results, and line of business executives had 50% of their incentive opportunity tied to ROE results, as reflected in the table below:

2007 Annual Incentive Pool Funding
Position	ROE (1)	Life and Annuity Operating Income (2)	Asset Management EBITDA (3)
President and CEO	70%	15%	15%
CFO	70%	15%	15%
Head of Asset Management	50%	–	50%
Head of Life and Annuity	50%	50%	–
Chief Investment Officer	70%	15%	15%

(1)    ROE is (a) after tax operating income divided by (b) the average of each month’s equity, where each month’s equity is the average of the equity at the beginning and ending of each month, exclusive of accumulated other comprehensive income, the accounting of effects of Financial Accounting Standards Board Interpretation No. 46 (“FIN46”), and equity attributed to discontinued operations. This measure may differ from the non-GAAP measure of the same name used to assess our performance and furnished to our investors on a periodic basis.

(2)    Operating income is pre-tax operating income and losses before realized investment gains and losses. This measure may differ from the non-GAAP measure of the same name used to assess our performance and furnished to our investors on a periodic basis.

(3)    EBITDA (earnings before interest, taxes, depreciation and amortization) is pre-tax operating income before depreciation, amortization of goodwill and intangibles, and, at the discretion of the Compensation Committee, may exclude certain restructuring charges. This measure may differ from the non-GAAP measure of the same name used to assess our performance and furnished to our investors on a periodic basis.

The 2007 financial goals for the annual incentive plan and the corresponding performance results are reflected in the following table:

2007 Annual Incentive Financial Goals and Results
	Threshold	Target	Maximum	Actual Financial Results	Actual Pool Funding(1)(2)
ROE	4.9%	5.3%	5.5%	5.6%	200%
Life and Annuity Operating Income	$210.6	$215.6	$221.6	$215.7	101%
Asset Management EBITDA	$40.5(4)	$51.9	$54.9	$40.5	50%
Incentive Pool Funding(2)	50%	100%	250%(3)

(1)    Based on the pool funding results and the weight attached to each financial goal for each NEO as reflected in the previous table, the final pool result for the CEO, CFO, and chief investment officer was 163%, the final result for the head of asset management was 125% and the final result for the head of life and annuity was 151%.

(2)    Incentive pool funding is determined as a percentage of the aggregate target annual incentive awards. For results between threshold and target and target and maximum, this percentage is pro-rated.

(3)    For 2007, Senior Management’s maximum award was increased from 200% to 250% as discussed on page 30.

(4)    The Compensation Committee used its discretion to adjust the threshold by $1.4 million (from $41.9 million to $40.5 million) to reflect unplanned investments in growth to position Asset Management for strategic options such as the announced spin-off.

$ in millions

After the incentive pool funding level is determined, individual incentive awards are determined based on department and individual performance results. In 2007, we increased the weight associated with individual performance from 35% to 50% and made a corresponding reduction to the weight associated with department performance from 65% to 50%. This change was made to reflect our progress in establishing a performance culture through performance management programs and training across our organization, such that individual performance goals, accountability and measurement are now systematically engrained in our culture. Based on this change, 2007 incentive awards were determined as follows:

•

50% Based on Department Results: Department goals were established at the beginning of 2007 based on our overall strategic plan, including specific metrics that are used to measure department performance. All of the department initiatives are linked to the five strategic objectives that frame our strategic plan and to the corresponding financial objectives, which are centered on creating value for our shareholders. The five strategic objectives, established in 2003, are focused on keeping the Company strong and growing. They are: integrated risk management, performance culture, product excellence, partner of choice distribution, and mass customization. For 2007, specific department measures were set based on our 2007 strategic and financial plan. Except for the CEO, the department performance for each NEO is measured by department results as described below. The CEO’s performance for this purpose is based on the incentive plan funding results (as described in the preceding table), which measures the overall financial performance of the Company based on key financial measures. The table below highlights selected departmental measures:

CFO	Head of Asset Management	Head of Life and Annuity	Chief Investment Officer
• Total enterprise expenses actual-to budget • Accuracy of financial forecasts • Sarbanes-Oxley compliance	• Margin • Net and gross flows • Percent of assets under management above benchmark (one and three years) • Customer service quality

•    Product profitability

•    Life sales/annuity deposits

•    Percent of sales from new products

•    Successful execution of growth initiatives

•    Improved operational efficiency (speed-to-offer)

•    Customer service quality

• Operating margin • Third-party revenue • Investment performance versus benchmarks (one and three year) • General account performance

Following the close of the 2007 fiscal year, actual department results were calculated relative to the stated goals. These assessments take into account the relative difficulty of achieving the goals set and extraordinary contributions not readily captured in the measures. The CEO is responsible for approving final results, which, for each department area, are expressed as a percentage of target performance achieved between 0% and 200%. These results determine the allocation of the incentive pool to each department. Employees, including all NEOs, receive a pro-rata share of their department’s allocation based on their individual target annual incentive award relative to the aggregate target annual incentive awards for the department.

•

50% Based on Individual Performance: Individual goals are established at the beginning of each year in support of Company and department strategic plans. The CEO is responsible for setting these goals for the other NEOs, and the Compensation Committee and the Board are responsible for setting these goals for the CEO. Since the NEOs have overall accountability for the majority of our business operations and departments, the majority of their individual goals are the same as the goals established for their departments. Other supplementary goals, however, are often established in the individual goal plans.

Following the close of the 2007 fiscal year, the Board evaluated the CEO based upon leadership, building shareholder value, long-term strategic planning, financial results, growth, succession planning, talent development, stewardship, communications and Board relations. For the other NEOs, individual performance was determined based on an assessment of personal goal achievement and personal effectiveness. The CEO is responsible for conducting this assessment for the other NEOs. As part of this evaluation, equal weight is given to personal effectiveness, which measures specified behaviors that we believe are integral to building and sustaining our performance culture, such as leadership, vision, teamwork, innovation, and focus on results. Final performance results are expressed as a percentage of target performance achieved between 0% and 200%. This factor is applied to the 50% portion of each individual’s incentive target (assuming the incentive pool funds at target levels) to determine this portion of the annual incentive award.

The weights given to department and individual results reflect the Compensation Committee’s intent to balance departmental teamwork with individual accountability. In total, Senior Management can earn between 50% and 200% of their target annual incentive award for performance between threshold and maximum. For performance above threshold but below maximum, incentive payments are adjusted ratably. For 2007 and 2008, the maximum award for Senior Management was increased from 200% of target to 250% to further motivate the continued engagement and focus required of executives to execute significant corporate initiatives, including the spin-off of Asset Management. Any payments resulting from this increase for 2007 would be paid in restricted stock units (“RSUs”), which would vest ratably over two years to provide additional retention incentive to recipients. For 2008, any such increased payments will be made in cash subject to one-year vesting.

In circumstances where the threshold metrics are not achieved, the Compensation Committee has the discretion to fund a top-performer pool equal to 25% of the aggregate target annual incentive awards. This aids us in retaining our top performers during lower performing business periods. To be considered for an award from the top-performer pool, individual performance must be rated within the top two rating categories (“outstanding” and “exceeds fully successful”). Generally, 25% of employees are expected to be rated within these categories.

2007 Awards: With the exception of Mr. Haylon, all of the NEOs participated in the 2007 bonus payout as reflected in the table below. Mr. Haylon was not eligible for a payment since he resigned prior to the payment date.

2007 NEO Annual Incentive Awards
	Regular 2007 Cash Annual Incentive Award	Enhancement to be Paid in RSUs(1)	Total Value of 2007 Annual Incentive
Dona D. Young	$1,923,000	$201,500	$2,124,500
Peter A. Hofmann	502,862	97,371	600,233
George R. Aylward	543,913	49,207	593,120
Philip Polkinghorn	885,200	172,600	1,057,800
James Wehr	699,800	64,900	764,700
Michael E. Haylon	–	–	–
(1) The number of RSUs will be determined based on the closing price of our Common Stock on March 5, 2008.

These incentives were determined based on the following considerations:

•

The award for Mrs. Young was made in recognition of Mrs. Young’s strong leadership resulting in improved financial performance of the Company in 2007, including operating income of $135.3 million, a 55% improvement over 2006, 29% growth in life sales, 51% increase in annuity deposits and a 40% increase in mutual fund sales. The Compensation Committee recognized that despite significant progress on all major initiatives, market factors and strategic considerations prevented the completion of all initiatives during the year. The Compensation Committee expects, under Mrs. Young’s leadership, these strategic initiatives will be completed successfully and deliver long-term value for shareholders.

•

The award for Mr. Polkinghorn was made in recognition of continued growth in Life and Annuity operating income, a 29% increase in life sales and 51% increase in annuity deposits and the development of the alternative products and life solutions businesses.

•

The award for Mr. Aylward was made in recognition of substantial improvement in net flows by more than $3.5 billion in 2007 over 2006 and the maintaining of strong investment performance with 61% and 60% of assets under management exceeding their three-year and five-year benchmarks, respectively.

•

The award for Mr. Hofmann was made in recognition of his leadership in developing the 2008 strategic plan and his contributions in evaluating strategic opportunities, including the Asset Management strategy.

•

The award for Mr. Wehr was made in recognition of his performance as the Company’s chief investment officer, including the performance of the general account during a difficult market environment and within the third-party fixed income business of Goodwin Capital Advisers, Inc. and performance of our institutional products, which out-performed their benchmarks on a one, three and five-year basis.

Long-Term Incentives

In 2007, long-term incentives were provided to Senior Management to promote and reward the achievement of long-term goals, requiring performance goals to be met or exceeded for any incentives to be earned, and basing the ultimate value of the awards on our stock performance. These incentives were provided under the long-term incentive component (“LTIP”) of The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”).

For 2007 and prior years, Senior Management and other key employees have received grants of RSUs subject to the achievement of specified performance objectives over a three-year cycle. Each RSU awarded is convertible into one share of our Common Stock. Target RSU awards for each participant were determined based on each participant’s target long-term incentive award value (based on the compensation mix established for each NEO as described in Determining Mix of Direct Compensation Elements on page 27 and the percentages reflected for Long-Term Incentive in the table at the end of that section) divided by the share price of our Common Stock at the beginning of the applicable cycle. For the 2007-2009 LTIP cycle, target RSU awards were determined based on the closing share price on January 3, 2007 of $15.74. As part of the annual compensation review process, the Compensation Committee reviewed and approved the target RSU awards for Senior Management, except for the CEO, whose target RSU award was reviewed and approved by the Board upon the recommendation of the Compensation Committee.

For these incentive awards, the Compensation Committee established Company ROE objectives (threshold, target, and maximum) at the beginning of each three-year performance cycle. We used ROE as the performance measure because we believed ROE measures the return management is generating on shareholder investment and the efficiency of our use of assets and resources, and because we evaluate our financial performance based, in part, on ROE. We chose not to use line of business earnings for these incentives because we believe that Senior Management should, over the long-term, focus on enterprise-wide goals in addition to the annual line of business and department goals set forth in our annual incentive plan. ROE results, measured at the end of the three-year cycle, are an important measure of our long-term performance and can produce awards between zero and 200% of target RSU awards. If threshold ROE is achieved, awards for all participants will equal 50% of their target RSU awards. If target ROE is achieved, awards will equal target. If maximum ROE is achieved, awards will equal 200% of target. For ROE results between threshold and target and target and maximum, award amounts are pro-rated. Also, for the 2006-2008 and 2007-2009 cycles, if threshold ROE is not met, a pool of RSUs up to 25% of aggregate target RSU awards may be established to reward top performers, at the Compensation Committee’s discretion. This aids the Company in retaining its top performers during lower performing business periods.

Each cycle’s ROE goals were established to require improvement in ROE over time. In 2007, the Compensation Committee approved the target performance objective of a 2009 ROE target of 9% for the 2007-2009 performance cycle. This target reflects the goal to improve ROE significantly over the next three years by more than 200% relative to 2006 ROE results of 3.9%.

For comparison purposes, ROE goals are provided in the table that follows for the three LTIP cycles that included 2007 performance.

LTIP Performance Measures
LTIP Cycle	Performance Measure	Threshold	Target	Maximum
2007-2009	2009 ROE (1)	8.00%	9.00%	10.00%
2006-2008	2006-2008 Segment ROE(2)	7.50%	8.75%	9.25%
2005-2007	2005-2007 Cash ROE(3)	7.50%	9.00%	9.50%

(1)    We believe it is appropriate to focus on the last year of this incentive cycle. To reach the ROE performance target, management will need to execute on a number of significant, transformational initiatives, one of which is the announced spin-off of Asset Management. It is difficult to predict how earnings will emerge over the next few years as a result of these initiatives.

(2)    We changed the performance measure for the 2006-2008 LTIP cycle to a definition of ROE that includes amortization of intangibles and the results from the remaining venture capital partnerships, which were excluded from the prior cycle’s Cash ROE definition.

(3)    Cash ROE is defined in note 6 to the Outstanding Equity Awards at 2007 Fiscal Year-End table on page 46.

Assuming threshold ROE is met for the 2007-2009 cycle, RSUs will convert into shares of Common Stock in 2010, except for any RSUs held by executives who elect to defer receipt of the shares. Participants in this incentive cycle are required to retain a fixed percentage of the award based on our share ownership and retention guidelines described under Share Ownership and Retention Guidelines on page 34.

2007 LTIP Payments: Performance for the 2005-2007 cycle was below threshold ROE. As a result, participants did not receive any RSUs for this cycle.

Stock Options and Service-Vested Restricted Stock Units

For 2007, stock options and service-vested RSUs were not part of our Direct Compensation strategy. Stock options were not a viable choice due to share limitations in our stock option plan entering into 2007, and we utilized performance-based RSUs for the long-term incentive component of Direct Compensation. However, we did use stock option and service-vested RSUs for special circumstances:

•

we used stock options for promotions and special performance achievements that were not recognized within the Company’s core incentive compensation programs. Stock options were used for these circumstances since they continue to motivate focus on creation of shareholder value. In 2007, Mr. Hofmann received a stock option grant to purchase 25,000 shares of our Common Stock in connection with his promotion to executive vice president on February 8, 2007. Similarly, Mr. Aylward received a stock option grant to purchase 30,000 shares of our Common Stock in connection with his promotion to senior executive vice president on the same date.

•

we used service-vested RSUs for retention purposes because their retention value remains, even in periods of share price decline. We provided RSU retention awards to three of our NEOs in 2007. On March 5, 2007, we awarded Mr. Polkinghorn a service-vested RSU award equal to one and one-half times his salary. This award was made immediately prior to the vesting of Mr. Polkinghorn’s original service-vested award that was granted upon his hire in order to maintain a retention incentive over the next three years. Similarly, on September 5, 2007, we awarded Mr. Aylward a service-vested RSU award equal to one and one-half times his salary for a three-year retention period. Lastly, on November 13, 2007, in connection with his promotion to CFO and to provide a retention incentive, we awarded Mr. Hofmann a service-vested RSU award equal to one times his salary.

In 2008, we changed the structure of our annual long-term incentive awards. Beginning in 2008, share limitations in our stock option plan no longer prevented the broader use of stock option grants. This is primarily due to a large number of option awards that were granted in 2002 that became available for reissuance under The Phoenix Companies, Inc. Stock

Incentive Plan due to their expiration in 2007. Therefore, the Compensation Committee decided to reintroduce stock options as a core part of the long-term incentive program, recognizing the focus they could provide on creating shareholder value as the Company transitions to a “pure-play” life and annuity business in connection with the expected spin-off of Asset Management. Fifty percent of the 2008 long-term incentive value for Senior Management will be provided through stock option grants. The Compensation Committee decided to provide the remaining 50% of target long-term incentive opportunity in the form of service-vested RSUs. As noted above, the Compensation Committee has not had a practice of granting service-vested RSUs more broadly. However, the Compensation Committee recognized that 2008 will be a year of significant change and that service-vested RSUs would support retention at this important time in our history.

For information about current equity holdings of our NEOs, see the Grants of Plan-Based Awards in Fiscal Year 2007 table on page 43, the Outstanding Equity Awards at 2007 Fiscal Year-End table on page 46, and Ownership of Common Stock on page 69.

Equity Grant Procedures

Stock options and RSUs are granted to both executive and non-executive employees. In determining these awards and grant dates, we do not consider material non-public information.

Prior to January 1, 2008, stock options and RSUs were granted intermittently throughout the year. Stock option grants, other than those for the CEO, were approved by the Compensation Committee, generally at its scheduled meetings. RSU awards, other than those for the CEO, were approved by the CEO or the Compensation Committee, as applicable. The CEO approved RSU awards intermittently as needed, and the Compensation Committee approved RSU awards generally at its scheduled meetings. The Board approved stock option and RSU grants for the CEO upon the recommendation of the Compensation Committee. Our practice was not, and is not, to price and date options retroactively. We priced and dated grants on or after the date of the Compensation Committee meeting at which they were approved. Grants for new hires and promotions were always approved by the Compensation Committee in advance of the applicable event, with the grant and pricing date coinciding with the date of hire or promotion, as applicable. Grants were always made with the exercise price equal to the closing price of our Common Stock on the effective date of the grant.

The Compensation Committee approved a new equity grant policy, including procedures for granting stock options and RSUs, beginning in 2008. This new policy was created following a review of emerging practices by management and Semler Brossy. Under this policy:

•

all stock option and RSU awards made as part of a recurring annual compensation program, such as our annual long-term incentive awards to Senior Management, will be approved and granted at a meeting (whether in person or telephonically) of the Compensation Committee or, for the CEO, the Board, that occurs within 20 days after the Company’s earnings release for the prior fiscal year.

•

all other stock options and RSUs, other than those for the CEO, are granted by the CEO, Compensation Committee or Board, as applicable, on four scheduled grant dates each year, to occur following the filing of each quarter’s periodic report with the Securities and Exchange Commission (“SEC”). The Board will grant stock option and RSU awards for the CEO on the same scheduled grant dates. The first such grant date occurs 65 calendar days following year-end, which is five days following the due date of our Form 10-K. Subsequent grant dates occur 45 calendar days following the end of the first, second and third fiscal quarters, each of which is five days following the due date of our Form 10-Q for each fiscal quarter. If this date falls on a day that no Company shares are traded on the New York Stock Exchange, then the grant date is the next date that trading occurs. Awards are approved by the CEO, Compensation Committee or Board, as applicable, at the last meeting preceding the applicable grant date, to be effective on the grant date.

•	the Compensation Committee may, in its discretion, approve and grant equity awards at other times, if it determines that such action is in the best interests of shareholders.

It has historically been our practice not to consider material inside information in determining award amounts or grant dates, and our policy reinforces this practice by intentionally selecting grant dates when decision makers are the least likely to be in possession of material inside information.

Share Ownership and Retention Guidelines

To facilitate stock ownership by our directors and Senior Management, we adopted the following ownership and retention guidelines:

•

For Senior Management, the guidelines call for each executive to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of salary, as indicated in the table below. Instead of a fixed time frame for attaining these levels of ownership, executives must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. Senior Management must retain their stock for six months after retirement or termination from the Company.

•

For directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”), the guidelines call for each director to accumulate $150,000 worth of our Common Stock (including, for these purposes, RSUs) as measured using the current fair market value of our Common Stock, within five years of the later of (a) initial election to our Board, or (b) the date these guidelines were adopted by the Board (November 6, 2003). Each Non-employee Director must hold such stock until the end of his or her service as a director.

Position	Target Ownership	Initial Retention Ratio(1)
CEO	5.0 x Salary	75%
Senior Executive Vice Presidents	3.5 x Salary	50%
Other Executives	1.0 – 3.0 x Salary	25% – 40%
Non-employee Directors	$150,000	N/A

(1) These retention ratios apply to all shares and RSUs awarded after June 5, 2003.

Determining Other Compensation Levels

Our overall benefit plan strategy is to provide a core set of health, welfare, work-life, pension and retirement-savings benefits that approximate the market median as measured using the Hewitt Benefit Index, which, for 2007, was an analysis of 21 insurance companies. We supplement this analysis with a study of practices of other financial companies doing business in the Hartford region. The supplemental retirement and non-qualified benefits discussed in this Proxy Statement are determined based on this benefit plan strategy, as these programs serve a broader group of employees than the NEOs, and complement our other retirement programs.

Supplemental Retirement Benefits

The Phoenix Companies, Inc. Nonqualified Supplemental Executive Retirement Plan (“SERP”) is a non-qualified defined benefit pension plan that provides supplemental retirement income to Senior Management and select employees. Prior to 2004, participation in the SERP was automatic for vice presidents and above. As of 2004, the CEO must approve any new participants in the SERP. As of December 31, 2007 there were approximately 132 active employees, 118 terminated vested employees and 144 retired employees in the SERP. The SERP provides the same benefits as those provided under The Phoenix Companies, Inc. Employee Pension Plan (the “Employee Pension Plan”), except that the benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and the exclusion of annual incentive compensation in the definition of earnings under the Employee Pension Plan formula prior to July 1, 2007 are not taken into account. Accordingly, the SERP permits us to provide participants with retirement benefits on the same basis as other similarly situated employees without reduction due to the limits of the Code and the exclusion of their annual incentive awards.

For more detailed information about the SERP benefit, please refer to the narrative to the Pension Benefits at 2007 Fiscal Year-End table on page 49.

Non-Qualified Deferred Compensation

We maintain non-qualified deferred compensation plans that allow Senior Management and select employees to defer a portion of their salary, 100% of their annual incentive award and the receipt of RSUs. As of December 31, 2007 there were approximately 100 active employees in these plans. The plans are maintained to (i) provide a competitive benefit, (ii) allow participants an opportunity to defer tax payments and receive Company matching contributions on their cash compensation in excess of the Code limits on compensation placed on The Phoenix Companies, Inc. Savings and Investment Plan, and (iii) promote ownership by providing an opportunity to defer the receipt of RSUs.

For more information about the non-qualified deferred compensation benefits provided to NEOs in 2007, see the Non-Qualified Deferred Compensation in Fiscal Year 2007 table and accompanying notes, sub-tables and narrative beginning on page 53.

Perquisites

We provide perquisites to our NEOs and, in certain instances, to other members of Senior Management, as an incremental benefit to recognize their position within the Company. Perquisites are not a material part of our executive compensation.

Perquisite	Detail
Annual Preventative Medical Care Reimbursement	Reimburse Senior Management up to $500
Annual Reimbursement for Financial Planning and Tax Services	Reimburse senior executive vice presidents (up to $3,000) and the CEO pursuant to her employment agreement
Travel	Reimburse the CEO and senior executive vice presidents for expenses associated with spousal travel while attending events on those very limited occasions where spousal attendance is expected in connection with a business function
Relocation Assistance

Provide Senior Management with financial assistance for house hunting trips, temporary living, lease cancellation, new home purchase closing costs, prior home sale closing costs, moving household goods, certain final moving trip expenses, and miscellaneous allowance

Provide Senior Management with consulting assistance in new home purchase, prior home sale, and procuring rental or mortgage

Use of Driving Services	Provide driving services to the CEO
Supplemental Disability Insurance	Provide disability income to the CEO in the amount of $100,000 monthly for the first five years of disability, and then $57,500 monthly thereafter

For information about perquisites provided to NEOs in 2007, see the All Other Compensation Sub-Table in note 6 of the Summary Compensation Table for 2007 Fiscal Year on page 41.

Severance and Change-in-Control Agreements

Strategy

During change-in-control events, the Board considers the maintenance of a sound management team, who exercise their judgments without bias due to their personal circumstances, to be essential to protecting and enhancing the best interests of the Company and our shareholders. To that end, we afford certain change-in-control benefits to our NEOs because they hold critical positions within the Company and would be integral to effectuating a corporate transaction. During any period in which a change-in-control occurs, these change-in-control benefits are designed to assure a continuity of management, preserve morale and productivity, enable the NEOs to focus on their responsibilities without undue distraction due to concerns about personal financial and job security, and encourage retention. These benefits are also designed to assure that in these circumstances, these NEOs are not influenced in their actions by events that could occur following a change-in-control. These change-in-control arrangements help to align the interests of executives with the interests of our shareholders when considering corporate transactions. Our arrangements are generally consistent with market practice and our approach is generally competitively positioned relative to current market and insurance company practices, as discussed in 2008 Agreements on page 37.

The change-in-control and post-termination arrangements which are described in Termination Payments and Change-in-Control Agreements on page 56 are not provided exclusively to the NEOs.

Severance

The CEO’s severance benefits are covered by her employment agreement. Based upon the considerations discussed in Employment Agreement on page 56, the CEO’s agreement provides certain enhanced benefits not provided to the other NEOs. These benefits include: (i) an enhanced severance formula, (ii) enhanced long-term performance-based incentive awards, (iii) Company-paid continuation of health care coverage for two years, (iv) lump sum payment for an additional two years of age and service under the pension plans, (v) a payment equal to two years of match under the deferred compensation plans, and (vi) deemed retiree status for all plans except for those subject to Code section 401(a).

Severance benefits to the other NEOs are provided through The Phoenix Companies, Inc. Executive Severance Allowance Plan (the “Executive Severance Allowance Plan”). The Executive Severance Allowance Plan applies to all Senior Management other than the CEO, and to any other employee that the CEO determines to be integral to the formulation or execution of our business strategy. Prior to January 1, 2008, all NEOs covered under the Executive Severance Allowance Plan were eligible for, subject to certain conditions, severance equal to one year of base salary and to a pro-rated portion of their annual incentive based on actual plan results for the year they are terminated.

In conjunction with our change in approach to change-in-control arrangements, as explained in 2008 Agreements on page 37, the Executive Severance Allowance Plan was amended, effective January 1, 2008, for any applicable terminations on or after that date that qualify under the terms of the plan. The amendment changes the calculation of the portion of the severance amount based on base salary to base salary and the average of the last two annual incentive awards already paid as of the termination date. The benefits will be tiered based on years of service and, for Senior Management, the minimum months of payment will be nine months of severance and the maximum will be 18 months of severance.

The severance benefits to all NEOs are triggered if the executive is terminated without cause. The CEO’s benefits are also triggered if she terminates for good reason. For more detail concerning our CEO’s severance benefits, see Termination Payments and Change-in-Control Agreements, and the accompanying tables and narrative beginning on page 56.

Change-in-Control Agreements

Pre-2008 Agreements

We currently have change-in-control agreements with the CEO and the other NEOs. Under these agreements (i) severance benefits are calculated at a multiple of pay (2.0 or 2.5 for NEOs and 3.0 for the CEO), (ii) the protection period runs from 90 to 180 days before a change-in-control and two years following a change-in-control, (iii) welfare benefits are extended for two to three years following a change-in-control, depending on the NEO’s position (tracks severance multiple), (iv) unvested SERP benefits become vested and the NEOs receive an enhancement equal to two to three years of additional service and age credit and/or pension equity formula credits, as applicable (tracks with severance multiple), (v) outplacement services are offered, commensurate with the NEO’s position, and (vi) the NEOs are subject to non-solicitation restrictions (the CEO’s restrictions are described in Mrs. Young’s Employment Agreement on page 42).

Generally, our change-in-control agreements for our NEOs are “double trigger”, meaning that the additional benefits set forth in the agreements will not be paid upon a change-in-control unless the NEO’s employment is terminated involuntarily (other than for cause) or for good reason within a specified period following the transaction. We chose this approach because we believe that executives are materially harmed only if a change-in-control results in reduced responsibilities, reduced compensation opportunity or loss of employment. If we did not require termination of employment to trigger benefits, a change-in-control could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected. Mrs. Young’s agreement allows her to terminate for any reason within 30 days of the first anniversary of a change-in-control, which provides her with an incentive to stay with the Company and assist during a transition, should the acquiring company desire.

Under the terms of the pre-2008 agreements, all NEOs except Messrs. Hofmann and Aylward were entitled to tax gross-ups in the event that the aggregate value of all covered payments exceeded the maximum amount which could be paid to the executive without the executive incurring an excise tax of 10% or more. If the covered payments did not exceed the maximum amount by 10% or more, the executive would have been paid the amount that would result in no portion of the payout being subject to the excise tax. We chose to provide the gross-ups to preserve the level of benefits intended to be provided under the agreements, but included the 10% threshold to avoid gross-up payments in situations where the cost to us far outweighs the benefit to the employee. See Tax and Accounting Considerations on page 39.

2008 Agreements

As a result of the market review of change-in-control agreements conducted by the Compensation Committee in 2005, management agreed to reduce participation and financial exposure associated with the change-in-control agreements over time. Because the agreements executed as a result of the 2005 market review were two-year agreements commencing January 1, 2006, the next opportunity to effect a change was January 1, 2008. This coincided with the expiration of Mrs. Young’s change-in-control agreement on January 1, 2008.

In 2007, the Board directed a comprehensive market assessment of our approach to change-in-control agreements relative to competitive practice, both generally and within the industry. The Compensation Committee’s compensation consultant, F. W. Cook & Co., Inc., prepared an analysis of current broad market practice and emerging market trends, and management prepared an analysis of insurance company practice and financial exposure based upon disclosures in applicable 2007 proxy statements. Management decided to include only insurance organizations in the change-in-control peer group because the vast majority of its change-in-control agreements were with our Life and Annuity executives.

Management included the following insurance organizations in its analysis:

Change-in-Control Peer Group
Aetna	MetLife
AFLAC	Nationwide
AIG	Principal Financial
Allstate	Prudential
Cigna	Sun Life(1)
Lincoln Financial	The Hartford
ManuLife(1)
(1) Canadian companies; change-in-control financial exposure was unavailable.

The resulting analysis revealed that our programs were generally consistent with market practice. The assessment demonstrated that our approach was generally competitively positioned relative to current market practice and insurance company practice. The Compensation Committee concluded, however, that we needed to reduce our financial exposure when the agreements in place in 2007 expired, in part by reducing the number of change-in-control agreements offered.

Based on the review of the two assessments by management, the Compensation Committee and the Board, new change-in-control agreements were entered into with our NEOs other than our CEO effective January 1, 2008 that reflected the following changes: (i) a two-year term with automatic renewals for successive one-year periods unless either party provides prior written notice; (ii) in connection with the change to our pension plan formula as of July 1, 2007, the pension enhancement under the SERP is applied only to the new pension equity portion of the SERP benefit; and (iii) with respect to the determination of the severance amount, the portion of the formula based on annual incentive compensation will be based solely on the target amount for the year of termination of employment instead of the greater of such target amount and the average of actual annual incentives paid for the prior three years. These agreements were also revised to comply with Code section 409A, based on guidance available at that time.

In connection with Mr. Hofmann’s appointment as CFO and Senior Executive Vice President in November 2007, he was offered a change-in-control agreement, effective January 1, 2008, containing a higher multiple (2.5 instead of 2.0) and gross-up provisions. As a result of Mr. Aylward’s February 8, 2007 appointment as Senior Executive Vice President and President, Asset Management, in November of 2007 he was offered a change-in-control agreement, effective January 1, 2008, containing a higher multiple (2.5 instead of 2.0) and gross-up provisions.

Mrs. Young’s change-in-control agreement was amended, effective January 1, 2008, to reflect the following changes: (i) a two-year term with automatic renewals for successive one-year periods unless either party provides prior written notice;

and (ii) with respect to the determination of the severance amount, the portion of the formula based on annual incentive compensation will be based solely on the target amount for the year of termination of employment instead of the greater of such target amount and the average of actual annual incentives paid for the prior three years. The change related to the pension benefit did not apply to Mrs. Young because her benefit under the pension plan is grandfathered under the traditional formula. The agreement was also revised to comply with Code section 409A, based on guidance available at that time.

More detailed information on these change-in-control agreements may be found under Termination Payments and Change-in-Control Agreements on page 56.

Review of Competitive Trends and Practices

In addition to the survey data that we use to identify specific market levels for Direct Compensation, we periodically conduct studies among peer companies concerning general compensation and benefit practices, plan designs, and trends. This informs us about our competitors’ practices when designing programs to meet our compensation objectives. For this purpose, we consider appropriate peer groups of life insurance or asset management companies, including many that we compete with for talent in the Greater Hartford region.

The peer groups used in 2006 were comprised of the following companies:

Compensation Design Peers
Insurance	Asset Management
Aetna, Inc.	Alliance Bernstein Holding
CIGNA Corporation	Brandes Investment Partners, L.P.
The Hartford Financial Services Group, Inc.	The Capital Group Companies, Inc.
ING Group	Eaton Vance Corporation
Jefferson Pilot Corporation(1)	Franklin Resources, Inc.
Manulife Financial Corporation	Lazard, Ltd.
Massachusetts Mutual Financial Group	Nuveen Investments, Inc.
MetLife, Inc.	Pacific Investment Management Company, LLC
Nationwide Financial Services, Inc.	Putnam Investments
Pacific Life Insurance Company	Waddell & Reed Financial, Inc.
Principal Financial Group, Inc.
Prudential Financial, Inc.
St. Paul Travelers Companies, Inc.
(1) This company merged with Lincoln National Corporation.

In 2006, we conducted studies with Semler Brossy and Mercer Human Resources Consulting concerning long-term incentive and retirement plan designs based on the practices of these peers, to the extent information was available.

Approving Pay Decisions

The CEO is responsible for making compensation recommendations to the Compensation Committee regarding other members of Senior Management. She is also responsible for evaluating all departmental results for the Company in conjunction with the annual incentive program based on pre-defined performance goals established at the beginning of each year, and evaluating individual performance results for her direct reports, including the other NEOs. The CEO shares her evaluation of each NEO with the Compensation Committee, along with corresponding compensation recommendations for Direct Compensation, taking into account factors such as performance relative to job responsibilities, key achievements, contributions to the leadership team, overall leadership, retention risk, strategic value and market value. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating performance and making compensation recommendations to the Board for its approval. The CEO compensation recommendations are set by the Compensation Committee during executive session based on the Compensation Committee’s assessment of the CEO’s individual performance, the financial and operating performance of the Company, input from individual members of the Compensation Committee and the CEO’s self-assessment.

Tax and Accounting Considerations

Code section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to a company’s chief executive officer or any of the three other most highly compensated executive officers, unless the compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee intends to structure compensation for executive officers so that it qualifies for deductibility under Code section 162(m) to the extent feasible. As noted in Overall Objectives of Executive Compensation Programs on page 22, we follow a pay-for-performance philosophy and have determined that a vast majority of the compensation paid to our Senior Management and, in particular, our NEOs, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, our incentive compensation is designed in a manner that meets the requirements of performance-based compensation exempt from Code section 162(m) limitations. Our annual incentives and recent long-term performance awards were designed to qualify as exempt performance-based compensation. However, to maintain a competitive compensation position and to attract and retain high caliber executive talent, the Compensation Committee retains the authority to authorize payments, including salary and bonus, that may not be deductible.

Other tax considerations are factored into the design of our compensation programs. Code section 409A provides that amounts deferred under non-qualified deferred compensation plans are included in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans be operated and administered to meet, and will be amended to meet, these requirements.

Code section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. As discussed above, NEOs are entitled to certain payments upon termination of their employment, including termination following a change-in-control of the Company. In the event that a portion of the payout would be classified as an excess parachute payment, we may be denied a federal income tax deduction, and NEOs may become entitled to an additional “gross-up” tax payment to compensate them or make them whole in respect of the excise taxes imposed under Code section 4999 and on any such payment.

Congress and the Internal Revenue Service consider from time to time legislation, regulations and other regulatory rulings that could modify or eliminate these tax benefits. Such actions would prompt an evaluation of the impact on our executive compensation programs.

Accounting considerations are also taken into account in designing the compensation programs made available to Senior Management. Principal among these is Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”), which addresses the accounting treatment of certain equity- based compensation. The requirement under FAS 123R that stock options be expensed—as opposed to the prior accounting regime where there was no accounting charge associated with the grant of service-based stock options having an exercise price at least equal to the grant date price of the underlying stock—influenced our decision to limit stock option grants to non-Senior Management employees.

Summary Compensation Table for 2007 Fiscal Year

The following table sets forth information concerning the 2007 compensation of our former CFO and those executives who were our NEOs as of December 31, 2007. For those executives that were also reported in the Summary Compensation Table of our Proxy Statement for the 2006 fiscal year, 2006 compensation information is also included. The table includes salary, annual incentives and long-term incentive compensation. Additional information may be found in the narrative and supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Plan Compen- sation(4) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5) ($) (h)	All Other Compen- sation(6) ($) (i)	Total ($) (j)
Dona D. Young,	2007	950,000	—	1,505,169	—	1,923,000	383,733	144,143	4,906,045
Chairman, President & CEO	2006	950,000	—	402,175	—	—	2,988,181	152,185	4,492,541
Peter A. Hofmann	2007	325,833	—	277,617	66,908	502,862	24,624	16,458	1,214,303
Senior Executive Vice President & CFO(7)
George R. Aylward	2007	330,000	—	216,449	103,000	543,913	64,866	17,400	1,275,628
Senior Executive Vice President, Asset Management(8)
Philip K. Polkinghorn,	2007	450,000	—	502,061	98,053	885,200	50,061	24,249	2,009,624
Senior Executive Vice President, Life and Annuity	2006	450,000	—	588,601	163,633	450,000	89,585	30,857	1,772,676
James D. Wehr,	2007	380,000	—	359,480	46,400	699,800	276,485	25,429	1,787,594
Senior Executive Vice President & Chief Investment Officer	2006	380,000	—	(12,965)	91,800	495,000	1,100,927	16,832	2,071,594
Michael E. Haylon,	2007	430,909	—	260,920	—	—	179,990	100,341	972,159
Former Senior Executive Vice President & CFO(9)	2006	478,333	—	424,856	—	153,000	419,881	19,133	1,495,203

(1)

Figures are shown for the year earned, and have not been reduced for deferrals. For 2007, each of the NEOs elected to defer a portion of their salary until following termination of employment: Mrs. Young deferred $116,000, Mr. Hofmann deferred $6,050, Mr. Aylward deferred $5,250, Mr. Polkinghorn deferred $22,500, Mr. Wehr deferred $23,250 and Mr. Haylon deferred $13,957. For 2006, Mrs. Young deferred $116,800, Mr. Polkinghorn deferred $23,000, Mr. Wehr deferred $24,000 and Mr. Haylon deferred $12,917. For more information on compensation deferrals, see the Non-Qualified Deferred Compensation in Fiscal Year 2007 table on page 53.

(2)

Represents the expense reflected in our financial statements for respective years for all stock awards granted to NEOs (excluding stock options which are reflected in column (f)) as calculated pursuant to FAS 123R, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. These expenses include awards granted in the respective years, and awards granted in prior years that are subject to multiple-year service or performance conditions. A summary of the various awards incorporated in this expense are:

FAS 123R Accounting Expense for NEO RSU Awards(a)
Name	Year	2004-2006 LTIP Cycle ($)	2005-2007 LTIP Cycle ($)	2006-2008 LTIP Cycle ($)	2007-2009 LTIP Cycle ($)	Other Performance- Contingent RSU Awards ($)	Service- Vested RSU Awards ($)	2007 Annual Incentive Enhancement ($)	Grand Total ($)
Dona D. Young	2007 2006	— 460,750	— (391,875)	372,083 —	704,149 —	— —	333,304 333,300	95,633 —	1,505,169 402,175
Peter A. Hofmann	2007	—	—	27,999	120,447	—	102,430	26,740	277,617
George R. Aylward	2007	—	—	31,249	130,198	—	55,001	—	216,449
Philip K. Polkinghorn	2007 2006	— 65,475	— (61,875)	75,000 —	157,812 —	— 418,333	237,164 166,668	32,085 —	502,061 588,601
James D. Wehr	2007 2006	— 39,285	— (52,250)	57,000 —	99,949 —	166,668 —	— —	35,863 —	359,480 (12,965)
Michael E. Haylon	2007 2006	— 66,930	— (96,984)	— —	— —	— 168,333	260,920 286,577	— —	260,920 424,856

(a) Negative amounts in this table reflect reversal of expenses that were charged in prior years, based on revised expectations regarding projected incentive results.

(3)

Represents the expense reflected in our financial statements for the respective years for all stock option awards granted to NEOs as calculated pursuant to FAS 123R, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. These expenses include awards granted in the respective years, and awards granted in prior years that are subject to multiple-year service conditions. The assumptions used for determining this value are stated in note 19 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years. The various awards incorporated in this expense are:

FAS 123R Accounting Expense for NEO Stock Option Awards
Name	Year	2004 Stock Option Awards ($)	2005 Stock Option Awards ($)	2006 Stock Option Awards ($)	2007 Stock Option Awards ($)	Grand Total ($)
Dona D. Young	2007 2006	— —	— —	— —	— —	— —
Peter A. Hofmann	2007	18,783	—	—	48,125	66,908
George R. Aylward	2007	—	—	45,250	57,750	103,000
Philip K. Polkinghorn	2007 2006	16,453 88,833	— —	81,600 74,800	— —	98,053 163,633
James D. Wehr	2007 2006	— 45,400	46,400 46,400	— —	— —	46,400 91,800
Michael E. Haylon	2007 2006	— —	— —	— —	— —	— —

(4)

Represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year, paid in March of the following year. For 2007, Mr. Polkinghorn elected to defer receipt of 10% ($88,520) of his incentive until following termination of employment. For 2006, none of the NEOs elected to defer receipt of this incentive.

(5)

Represents the increase in the actuarial value of accumulated pension benefits accrued during the year. For 2007, this represents the change in value between December 31, 2006 and December 31, 2007 determined using, where applicable, the discount rates disclosed in the Annual Report on Form 10-K for those years and based on the other actuarial assumptions described in note 2 to Pension Benefits at 2007 Fiscal Year-End on page 50. For 2006, this represents the change in value between December 31, 2005 and December 31, 2006 based the same actuarial assumptions noted for 2007 except that the discount rates used were based on the rates used for 2006 expense accrual purposes (5.50% for benefits without cost-of-living-adjustment rights and 4.20% for benefits with cost-of-living-adjustment rights). These benefit accruals pertain solely to benefits accrued under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies Inc. Non-Qualified Deferred Compensation and Excess Investment Plan.

(6)	All Other Compensation Sub-Table:

Name	Year	Company Contributions to 401(k) Plan and Excess Investment Plan ($)	PERQUISITES				Life Insurance as Member of Board of Directors ($)	Gross- Up(a) ($)	Total ($)
			Reimbursement for Financial Planning and Tax Services ($)	Travel ($)	Driving Services ($)	Supplemental Disability ($)
Dona D. Young	2007 2006	38,000 38,000	11,973 13,044	1,346 13,841	8,271 6,102	39,152 38,928	1,524 1,559	43,876 40,711	144,143 152,185
Peter A. Hofmann	2007	16,458	—	—	—	—	—	—	16,458
George R. Aylward	2007	17,400	—	—	—	—	—	—	17,400
Philip K. Polkinghorn	2007 2006	19,125 18,000	3,000 —	— 8,171	— —	— —	— —	2,124 4,686	24,249 30,857
James D. Wehr	2007 2006	24,700 15,200	500 1,125	— —	— —	— —	— —	229 —	25,429 16,832	(b)
Michael E. Haylon	2007 2006	27,110 19,133	— —	— —	— —	— —	— —	— —	100,341 19,133	(c)

(a)     For Mrs. Young, her gross-up for 2007 and 2006 includes $874 and $894, respectively, in connection with her life insurance benefit attributable to her service as a member of the Board.

(b)     For Mr. Wehr, this figure also includes a service anniversary award in the amount of $507 not otherwise reflected in a column in this sub-table.

(c)     Includes payment upon termination of employment for accrued vacation in the amount of $73,230.

(7)	Mr. Hofmann was appointed as CFO and Senior Executive Vice President, effective as of November 23, 2007. Mr. Haylon’s voluntary resignation and termination were effective November 23, 2007.

(8)	Mr. Aylward was appointed as Senior Executive Vice President, Asset Management on February 8, 2007.

(9)	Mr. Haylon voluntarily resigned from the Company, effective November 23, 2007.

2007 Base Salary Adjustments

Of the NEOs, only Mr. Hofmann received a base salary increase in 2007. Mr. Hofmann’s base salary was increased from $280,000 to $315,000, or 12.5%, effective February 1, 2007, to reduce the gap between his base pay and market level base pay and then again effective November 16, 2007 from $315,000 to $425,000, or 35%, in connection with his promotion to CFO.

Salary and Incentives as a Percentage of Total Compensation

In 2007, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table for 2007 Fiscal Year to total compensation as reflected in column (j) of that table was from 71% to 97%. For 2006, it was from 30% to 93%.

Employment Agreements

We have only entered into an employment agreement with Mrs. Young. No other NEO has an employment agreement. This is due to the value that we place on the position of CEO and the importance of its impact on the strategic direction of the Company. Because of that uniqueness compared to the other NEOs, some distinctive benefits and severance provisions have been included in Mrs. Young’s employment agreement, which are not available or offered to the other NEOs. The amount of Mrs. Young’s total compensation and the amount of each element are driven by the design of our compensation plans, the length of her tenure with the Company, her years of experience, the scope of her duties and the Compensation Committee’s analysis of the compensation of the chief executive officers of the peer insurance companies listed on page 26. In addition, because of her leadership experience at the Company and because the scope of her duties as CEO is so significant, the Compensation Committee agreed to provide her with a higher salary and larger equity awards as compared to the other NEOs.

Mrs. Young’s Employment Agreement

Effective as of May 18, 2005, we entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with Mrs. Young pursuant to which she will continue to serve as our CEO and pursuant to which we will seek to cause Mrs. Young to be re-nominated to continue to serve as a member of the Board throughout her employment term. Mrs. Young’s term of employment under the Employment Agreement will end on December 31, 2008, but the term will automatically extend for successive one-year periods unless either party gives the other notice of its intention not to renew at least 90 days prior to December 31, 2008 or the end of any renewal term. However, in no event would the term of Mrs. Young’s employment under her Employment Agreement extend beyond her mandatory retirement date (any mandatory retirement date or after age 65) applicable to Mrs. Young under the Company’s policies and established in a manner consistent with applicable law. See Termination Payments and Change-in-Control Agreements on page 56 for a discussion of the severance elements to Mrs. Young’s Employment Agreement.

The Employment Agreement:

•	continues Mrs. Young’s base salary at not less than $950,000 (subject to annual review by the Board or a Board committee) and any adjustment can only be an increase, not a decrease;

•	provides for an annual incentive bonus (at a target of no less than 160% of base salary for each calendar year after 2006) under our annual incentive plan; and

•

provides for a long-term incentive bonus in cash or equity, as determined by the Board or a Board committee under our long-term incentive plan. The long-term incentive has a target of no less than 250% of base salary for the three-year cycle commencing in calendar years after 2006.

The Employment Agreement entitles Mrs. Young:

•	to participate in our benefit plans;

•	to receive annual paid vacation, holidays and floating days in accordance with our policy for senior executives; and

•

to receive those perquisites maintained for our senior executives. It also specifically entitles Mrs. Young to the use of driving services, a supplemental disability insurance policy and payment of fees for a dining club.

During the term of her employment, and for a period of one year following her termination of employment with regard to non-solicitation and non-disparagement, Mrs. Young is subject to the following covenants, which run in favor of the Company:

•	confidentiality wherein, except for the performance of her duties and as required by law, she may not disclose to others or use confidential information (as defined in the Employment Agreement);

•

non-solicitation of employees wherein she may not solicit employees of the Company, other than administrative or clerical personnel or individuals whose compensation for the most recently completed fiscal year is less than $100,000, to resign from the Company or to accept other employment; and

•	non-disparagement wherein she and the Company will not issue or communicate, with willful intent to damage the other, any public statement that is critical of or damaging to the other.

Grants of Plan-Based Awards in Fiscal Year 2007

The following table supplements the information provided in the Summary Compensation Table for 2007 Fiscal Year concerning 2007 awards granted to NEOs, including the range of compensation opportunities under our 2007 annual incentive plan and the 2007-2009 long-term incentive cycle if specified pre-determined performance goals are met. Additional information concerning these awards may be found in the narrative that accompanies the table below.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards(4) ($) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum(2) ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Dona D. Young	03/16/2007	760,000	1,520,000	3,800,000	75,445	150,889	301,778						2,112,446
Peter A. Hofmann	02/08/2007 03/05/2007 11/13/2007 11/13/2007	154,063	308,125	770,313	7,505 5,996	15,010 11,991	30,020 23,982	33,049	(7)	25,000	(5)	14.53	157,500 207,138 154,204 425,010	(6) (8)
George R. Aylward	02/08/2007 03/05/2007 09/05/2007	222,750	445,500	1,113,750	14,152	28,304	56,608	35,896	(7)	30,000	(5)	14.53	189,000 390,595 495,006	(6) (8)
Philip K. Polkinghorn	02/08/2007 03/05/2007	270,000	540,000	1,350,000	17,154	34,307	68,614	46,456	(7)				675,006 473,437	(8)
James D. Wehr	02/22/2007 03/05/2007	285,000	570,000	1,425,000	17,019 10,864	34,037 21,728	68,074 43,456						500,004 299,846	(9)
Michael E. Haylon	03/05/2007	276,000	552,000	1,380,000	20,585	41,169	82,338						568,132

(1)

Represents the incentive opportunity under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the 2007 performance period, as described in 2007 Awards on page 30. Awards under this plan are funded when we meet established thresholds for return on equity, operating income with respect to Life and Annuity, and EBIDTA with respect to Asset Management, as defined in the footnotes to the 2007 Annual Incentive Pool Funding table on page 28. Awards between threshold and target are paid in cash. Awards above target are paid in a mix of cash and RSUs. The actual 2007 cash incentive payments pursuant to this award are reflected in column (g) of the Summary Compensation Table for 2007 Fiscal Year on page 40. The RSU portion of this incentive is described in note 2 below.

(2)

Represents the maximum award equal to 250% of target, including a portion that would be paid in service-vested RSUs in connection with the 2007 annual incentive enhancement as described in Estimated Future Payouts Under Equity Incentive Plan Awards on page 45. The expenses incurred in 2007 in connection with the RSU portion of this incentive are reflected in the note 2 to the Summary Compensation Table for 2007 Fiscal Year on page 40. The actual number of RSUs to be granted was scheduled to be determined on March 5, 2008.

(3)

Except as noted below, represents performance-contingent RSUs awarded pursuant to the 2007-2009 LTIP cycle as described in Long-Term Incentives on page 31. These incentives are determined based on 2009 ROE (as defined in note 1). The actual payments pursuant to this award, if any, will be made in 2010 based on achievement of performance criteria measured at completion of the three-year performance cycle. Mr. Hofmann’s award was made on two grant dates: March 5, 2007 as part of the regular annual grant, and November 13, 2007 in connection with his promotion to senior executive vice president. Mr. Wehr also received a special long-term incentive on February 22, 2007 as described in note 9 below.

(4)

Except as footnoted otherwise, these figures represent the grant date fair value of the 2007-2009 LTIP cycle awards, measured as of the grant date based on FAS 123R. The value reported is based on the closing market price of our Common Stock on the grant date of $13.80 and the expected outcome of awards, as measured on the grant date, equal to 100% of target results. The actual value of these awards, if any, will depend on the ROE performance results for this LTIP cycle, the participant’s employment status at the end of the performance cycle, and the market value of our Common Stock on the date final awards are determined.

(5)

Represents the grant of stock options in connection with promotions as described in Stock Options and Service-Vested Restricted Stock Units on page 32. These options vest in one-third increments on February 8 of 2008, 2009 and 2010 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control). The term of the option is 10 years from date of grant.

(6)

The grant date fair value of this stock option is presented pursuant to SEC rules and calculated under the Black-Scholes Model for pricing options. The material assumptions used for this calculation were: (i) an exercise price equal to the closing price of our Common Stock on the date of grant ($14.53); (ii) a volatility factor of 30.391%; (iii) a risk-free rate of return of 4.734%; (iv) a dividend yield of 1.10%; (v) a three-year vesting schedule; and (vi) a 10-year option term. This grant date fair value is not intended to forecast possible appreciation, if any, of our Common Stock. The ultimate value of the options will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock, on the date the option is exercised, over the exercise price.

(7)

Represents a one-time retention incentive, as described in Stock Options and Service-Vested Restricted Stock Units on page 32. These RSUs, which vest on the third anniversary of the award date (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on the third anniversary of the award date, unless an election is made to defer receipt of all or a portion of the award.

(8)

Represents the grant date fair value of the award described in note 7 above, measured as of the grant date based on FAS 123R. The value reported is based on the closing market price of our Common Stock on the grant date ($12.86 with respect to the December 13, 2007 award date; $13.79 with respect to the September 5, 2007 award date; $14.53 with respect to the February 8, 2007 award date). The actual value of this award, if any, will depend on the participant’s employment status and the market value of our Common Stock on the vesting date.

(9)

Represents the grant date fair value of the performance-based RSU award granted to Mr. Wehr on February 22, 2007, as described in Long-Term Incentives on page 31, measured as of the grant date based on FAS 123R. The value reported is based on the closing market price of our Common Stock on the grant date of $14.69 and the expected outcome of award, as measured on the grant date, equal to 100% of target results. The actual value of this award, if any, will depend on the cumulative new third-party revenue growth of certain designated funds advised by the Company’s indirect subsidiary, Goodwin Capital Advisers, Inc. for the 2007-2009 period, the participant’s employment status at the end of the performance cycle, and the market value of our Common Stock on the date final awards are determined.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers, which was approved by our shareholders at the 2005 Annual Meeting of Shareholders. The plan is designed to (1) accomplish the objectives described under Annual Incentives on page 28, and (2) ensure that we can maximize our tax deductions on performance-based pay as described under Tax and Accounting Considerations on page 39. To accomplish each of these objectives, maximum awards for each NEO must be first determined formulaically as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee.

In 2007, the plan funded the maximum potential awards for each NEO. Actual incentive awards, however, were determined based on the factors described in the Annual Incentives referenced above. These awards, reflected in column (g) of the Summary Compensation Table for 2007 Fiscal Year on page 40, will be paid on March 15, 2008.

Estimated Future Payouts Under Equity Incentive Plan Awards

The primary equity incentives for our NEOs are provided through the LTIP, which shareholders approved in 2003. The LTIP is described in Long-Term Incentives on page 31. In 2007, the Compensation Committee approved the performance objective of a 2009 ROE target of 9% for the 2007-2009 performance cycle. If this target is achieved, the RSUs for this incentive award reflected in column (g) of the preceding table will be paid. The RSUs for this incentive award reflected in column (f) (threshold) will be paid for 2009 ROE of 8%, and the RSUs for this incentive award in column (h) (maximum) will be paid for 2009 ROE of 10%. The RSUs for the 2007-2009 cycle, if any, will convert into shares of Common Stock in 2010, except for any RSUs held by executives who elect to defer receipt of the shares. Participants in this incentive cycle are required to retain a fixed percentage of the award based on the guidelines described under Share Ownership and Retention Guidelines on page 34.

In 2007, a special enhancement to the annual incentive plan was provided to Senior Management, including the NEOs. The normal annual incentive plan provides employee incentive opportunities between 0% and 200% of target incentive levels based on the achievement of pre-determined performance goals, including financial, department and individual goals. For Senior Management, the maximum payout level of 200% of target incentive levels was increased to 250%. Achievements in excess of target goals would yield awards above target performance results that would be determined by interpolating between target payment (100% of target incentive levels) and 250%, instead of the normal interpolation between target and 200%. Any payments resulting from the enhancement would be paid in service-vested RSUs that would vest incrementally over the two-year period following determination of final awards results. Based on actual 2007 performance results, each NEO, with the exception of Mr. Haylon, participated in the 2007 incentive payout, including the special enhancement. See the 2007 NEO Annual Incentive Awards table on page 30.

Additionally, in 2007, a special long-term equity incentive award was provided to Mr. Wehr. On February 22, 2007, the Compensation Committee approved an individual performance-based incentive grant of RSUs to Mr. Wehr as an incentive to increase, during the 2007-2009 period, the cumulative new third-party revenue growth of certain designated funds advised by the Company’s indirect subsidiary, Goodwin Capital Advisers, Inc. (“Goodwin”). The achievement of these goals will be determined in the first quarter of 2010. For Mr. Wehr to earn the target number of RSUs, revenues for the designated funds would need to meet or exceed 120% of Goodwin’s business plan objectives. For Mr. Wehr to earn the threshold award, revenues from the designated funds must meet or exceed 110% of Goodwin’s business plan objectives. For Mr. Wehr to earn the maximum award, the applicable revenues from the designated funds would need to meet or exceed 140% of Goodwin’s business plan objectives. Should the applicable revenues from the designated funds fall between Goodwin’s threshold and target revenue objectives, or between Goodwin’s target and maximum revenue objectives, the number of RSUs earned will be interpolated from the number of RSUs that may be earned at those performance levels, respectively. The RSUs are also subject to pro-rated vesting in the event of termination due to death, disability or approved retirement (each as defined in the RSU Plan), in each case subject to adjustment to reflect actual performance results.

Stock Option Plan

In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of Senior Management and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options (“ISOs”), which qualify for certain tax advantages as provided under Code section 422, and non-statutory stock options for the purchase of Common Stock to our employees. We currently use stock option awards to recognize promotions within Senior Management, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

In 2007, with respect to awards for Senior Management, we granted ISOs first, and then non-qualified options if ISO limits precluded the full award from being made in ISOs. All option awards are granted at the grant date fair market value of our Common Stock on the date the award is approved, or, if later, effective. Generally, all awards are subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability or retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits at 2007 Fiscal Year-End table on page 49, options must be exercised within five years from the date of termination of employment. For termination of employment in connection with a qualifying business disposal or divestiture, the Compensation Committee may allow options that must be exercised within three years from the date of termination of employment or divestiture. In the case of terminations due to cause, all outstanding options expire immediately.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2007.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($) (j)
Dona D. Young	262,500	—		—	16.20	06/25/12	90,901	(3)	1,078,995	150,889 158,671 170,183 45,450	(4) (5) (6) (7)	1,791,052 1,883,425 2,020,072 539,492
Peter A. Hofmann	— 35,000 5,000	25,000 — —	(8)	—	14.53 12.50 16.20	02/08/17 04/29/14 06/25/12	33,049	(9)	392,292	11,991 15,010 11,940 10,032	(4) (4) (5) (6)	142,333 178,169 141,728 119,080
George R. Aylward	— 8,333 20,000 6,500	30,000 16,667 — —	(10) (12)	—	14.53 14.49 10.83 16.20	02/08/17 02/02/16 11/04/14 06/25/12	35,896	(11)	426,086	28,304 13,326 6,270	(4) (5) (6)	335,968 158,180 74,425
Philip K. Polkinghorn	15,000 50,000	30,000 —	(13)	—	14.49 14.22	02/02/16 03/08/14	46,456	(14)	551,433	34,307 31,983 26,871	(4) (5) (6)	407,224 379,638 318,959
James D. Wehr	20,000 30,000 10,000 15,000	10,000 — — —	(15)	—	12.91 12.24 8.80 16.20	02/03/15 01/02/14 06/05/13 06/25/12	—		—	21,728 34,037 24,307 22,691	(4) (16) (5) (6)	257,911 404,019 288,524 269,342
Michael E. Haylon	—	—		—	—	—	—		—	—		—

(1)	Based on the December 31, 2007 (last trading day in 2007) closing price of our Common Stock of $11.87.

(2)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned at target performance. Actual payouts will occur in the quarter following the end of the relevant performance period unless an election is made to defer receipt of all or a portion of the award until following termination of employment, and will be based on actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(3)

Represents the grant of 90,901 RSUs as part of Mrs. Young’s Employment Agreement, as described in Termination Payments and Change-in-Control Agreements on page 56. These RSUs, which vest on May 18, 2008 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control, the termination of her employment as a result of her death or disability, or the termination of her employment by the Company without cause or by her for good reason, each as defined in Termination Payments and Change-in-Control Agreements on page 56) are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock following termination of employment.

(4)

Represents the grant of performance-contingent RSUs in connection with the 2007-2009 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 31. The final number of RSUs payable, if any, will be determined in 2010 based on actual 2009 ROE, as defined in note 1 to the Grants of Plan-Based Awards in Fiscal Year 2007 table on page 43 relative to the performance target established for this period.

(5)

Represents the grant of performance-contingent RSUs in connection with the 2006-2008 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 31. The final number of RSUs payable, if any, will be determined in 2009 based on actual three-year average ROE for the 2006-2008 period relative to the performance target established for this period. For this purpose, return on equity (“ROE”) means (a) operating income divided by (b) average adjusted shareholders’ equity. Operating income represents income from continuing operations, before realized investment gains or losses and certain other items not related to our operating performance. The average adjusted shareholders’ equity represents the 12-month average of the average monthly adjusted shareholders’ equity, where monthly adjusted shareholders’ equity is defined as the average of the total equity at the beginning and end of each month adjusted for accumulated other comprehensive income, accumulated realized losses in retained earnings related to collateralized obligation trusts consolidated under FIN 46(R) and equity attributed to discontinued operations.

(6)

Represents the grant of performance-contingent RSUs in connection with the 2005-2007 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 31. The final number of RSUs awarded, as reflected in the table below, was determined in 2008 to be 0% of target based on actual three-year average of Cash ROE for the 2005-2007 period relative to the performance target established for this period. For this purpose, Cash ROE means (a) operating income from continuing operations, excluding realized investment gains or losses, venture capital, amortization of intangibles and non-recurring items; divided by (b) average adjusted shareholders’ equity. The average adjusted shareholders’ equity represents the 12-month average of the average monthly adjusted shareholders’ equity, where monthly adjusted shareholders’ equity is defined as the average of the total equity at the beginning and end of each month adjusted for accumulated other comprehensive income, accumulated realized losses in retained earnings related to collateralized obligation trusts consolidated under FIN 46(R) and equity attributed to discontinued operations.

Results of the 2005-2007 LTIP Cycle
Name	Threshold # RSUs	Target # RSUs	Maximum # RSUs	Actual RSUs	12/31/2007 Market Value of Actual RSUs Awarded ($)
Dona D. Young	85,092	170,183	340,366	—	—
Peter A. Hofmann	5,016	10,032	20,064	—	—
George R. Aylward	3,135	6,270	12,540	—	—
Philip K. Polkinghorn	13,436	26,871	53,742	—	—
James D. Wehr	11,346	22,691	45,382	—	—
Michael E. Haylon	—	—	—	—	—

(7)

Mrs. Young’s performance-contingent RSUs were granted in connection with the renewal of her Employment Agreement on May 18, 2005. The performance metric for this award applies the same standards that apply to her regular LTIP award for the 2005-2007 cycle, as described in note 6 above, and as a result, the final number of RSUs awarded was determined in 2008 to be 0% of target.

(8)

Represents the grant of stock options in connection with Mr. Hofmann’s promotion to Executive Vice President, Office of the Chairman, Strategic Relations and Chief Strategic Officer in February 2007. One-third of these options vested on February 8, 2008. Of the remaining options, one-half will vest on February 8, 2009 and one-half will vest on February 8, 2010 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(9)

Represents a one-time retention incentive. These RSUs, which vest on November 13, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on November 13, 2010, unless an election is made to defer receipt of all or a portion of the award.

(10)

Represents the grant of stock options in connection with Mr. Aylward’s promotion to Senior Executive Vice President and President of Asset Management. One-third of these options vested on February 8, 2008. Of the remaining options, one-half will vest in on February 8, 2009 and one-half will vest on February 8, 2010.

(11)

Represents a one-time retention incentive. These RSUs, which vest on September 5, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on September 5, 2010, unless an election is made to defer receipt of all or a portion of the award.

(12)

Represents the grant of stock options in connection with Mr. Aylward’s performance in 2005. Fifty percent of these options vested on February 2, 2008 and the remaining 50% will vest on February 2, 2009 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(13)

Represents the grant of stock options in connection with Mr. Polkinghorn’s performance in 2005. Fifty percent of these options vested on February 2, 2008 and the remaining 50% will vest on February 2, 2009 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(14)

Represents a one-time retention incentive. These RSUs, which vest on February 8, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon. The RSUs will convert into Common Stock on February 8, 2010, unless an election is made to defer receipt of all or a portion of the award.

(15)	Represents the grant of stock options in connection with Mr. Wehr’s promotion to Executive Vice President and Chief Investment Officer. These options vested on February 3, 2008.

(16)

Mr. Wehr’s performance-contingent RSUs were granted February 22, 2007. The performance metrics for this award are related to cumulative revenue growth of certain designated funds advised by Goodwin over a three-year period ending December 31, 2009. The final number of RSUs paid under this award will be determined in the first quarter of 2010.

Option Exercises and Stock Vested in Fiscal Year 2007

The following table sets forth information concerning the vesting of RSUs that occurred during 2007. None of the NEOs exercised any stock options in 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting(1) (#) (d)		Value Realized on Vesting(2) ($) (e)
Dona D. Young	–	–	116,422	(3)	1,691,612
Peter A. Hofmann	–	–	6,005 25,855	(4) (5)	82,869 326,807
George R. Aylward	–	–	2,451	(6)	33,824
Philip K. Polkinghorn	–	–	16,544 52,702 35,135	(6) (7) (8)	228,307 727,288 492,587
James D. Wehr	–	–	9,926	(6)	136,979
Michael E. Haylon	–	–	16,912 4,568 20,425 63,712	(6) (9) (10) (11)	233,386 65,094 281,865 805,320

(1)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2007 prior to any reduction for tax withholding. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)	Represents the market value of the RSUs based on the closing price of our Common Stock on the vesting date.

(3)	Represents the final number of RSUs that were awarded in connection with the Company’s 2004-2006 LTIP cycle. These RSUs converted to shares of Common Stock, without consideration, on February 8, 2007.

(4)

Represents the final number of RSUs that were awarded in connection with the Company’s 2004-2006 LTIP cycle. Mr. Hofmann elected to defer receipt of 100% of this award until following termination of employment.

(5)	Represents the vesting of a retention award granted to Mr. Hofmann on November 4, 2004. Mr. Hofmann elected to defer receipt of 100% of this award until following termination of employment.

(6)	Represents the final number of RSUs that were awarded in connection with the Company’s 2004-2006 LTIP cycle. These RSUs converted to shares of Common Stock, without consideration, on March 5, 2007.

(7)

Represents the final number of RSUs that were awarded upon the maximum achievement of performance objectives in connection with the performance incentive provided as part of Mr. Polkinghorn’s employment offer. These RSUs converted to shares of Common Stock, without consideration, on March 5, 2007.

(8)

Pursuant to the terms of Mr. Polkinghorn’s employment, he received 35,134.565 RSUs, each representing one share of Common Stock. The RSUs vested and converted to shares of Common Stock, without consideration, on March 8, 2007.

(9)

Represents the first vesting installment of the RSU award granted to Mr. Haylon in connection with the transition of incentive compensation opportunities from a mix that was more highly weighted in favor of annual incentives to one that provides a more evenly balanced mix between annual and long-term incentives. These RSUs converted to shares of Common Stock, without consideration, on March 1, 2007.

(10)

Represents the final number of RSUs that were awarded upon the partial achievement of performance objectives (approximately 12.5% of maximum potential award) in connection with a performance incentive provided upon Mr. Haylon’s appointment to CFO. These RSUs converted to shares of Common Stock, without consideration, on March 5, 2007.

(11)	Represents the vesting of a retention award granted to Mr. Haylon on November 4, 2004. These RSUs converted to shares of Common Stock, without consideration, on November 2, 2007.

Pension Benefits at 2007 Fiscal Year-End

The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO earned between his or her respective hire date and December 31, 2007. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity at the applicable commencement date following termination of employment. However, NEOs may elect to receive the portion of the pension benefit payable under the pension equity formula in a lump sum. Additional information concerning these benefits may be found in the narrative that accompanies this table.

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)		Present Value of Accumulated Benefit(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Dona D. Young	Employee Pension Plan
	Pension Equity Formula (3)	–		–	–
	Formula Prior to July 1, 2007	27.42		1,084,756	–
	Total Employee Pension Plan Benefit	27.42		1,084,756	–
	SERP(4)
	Pension Equity Formula (3)	–		–	–
	Formula Prior to July 1, 2007	27.42		11,737,501	–
	Total SERP Benefit	27.42		11,737,501	–
Peter A. Hofmann	Employee Pension Plan
	Pension Equity Formula	.50	(5)	4,240	–
	Formula Prior to July 1, 2007	6.42	(5)	111,169	–
	Total Employee Pension Plan Benefit	6.92		115,409	–
	SERP
	Pension Equity Formula	.50	(5)	4,333	–
	Formula Prior to July 1, 2007	6.42	(5)	136,437	–
	Total SERP Benefit	6.92		140,770	–

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)		Present Value of Accumulated Benefit(2) ($) (d)	Payments During Last Fiscal Year ($) (e)
George R. Aylward	Employee Pension Plan
	Pension Equity Formula	.50	(5)	6,000	–
	Formula Prior to July 1, 2007	8.00	(5)	164,732	–
	Total Employee Pension Plan Benefit	8.50		170,732	–
	SERP
	Pension Equity Formula	.50	(5)	2,552	–
	Formula Prior to July 1, 2007	11.00	(5)(6)	218,441	–
	Total SERP Benefit	11.50		220,993	–
Philip K. Polkinghorn	Employee Pension Plan
	Pension Equity Formula	.50	(5)	2,150	–
	Formula Prior to July 1, 2007	3.33	(5)	57,259	–
	Total Employee Pension Plan Benefit	3.83		59,409	–
	SERP
	Pension Equity Formula	.50	(5)	5,503	–
	Formula Prior to July 1, 2007	3.33	(5)	172,151	–
	Total SERP Benefit	3.83		177,654	–
James D. Wehr	Employee Pension Plan
	Pension Equity Formula	.50	(5)	14,840	–
	Formula Prior to July 1, 2007	22.83	(5)	757,191	–
	Total Employee Pension Plan Benefit	23.33		772,031	–
	SERP
	Pension Equity Formula	.50	(5)	49,554	–
	Formula Prior to July 1, 2007	25.83	(5)(6)	3,873,318	–
	Total SERP Benefit	26.33		3,922,873	–
Michael E. Haylon(7)	Employee Pension Plan
	Pension Equity Formula	.42	(5)	8,833	–
	Formula Prior to July 1, 2007	14.08	(5)	436,031	–
	Total Employee Pension Plan Benefit	14.50		444,864	–
	SERP
	Pension Equity Formula	.42	(5)	38,359	–
	Formula Prior to July 1, 2007	17.08	(5)(6)	3,242,848	–
	Total SERP Benefit	17.50		3,281,207	–

(1)

In connection with the redesign of our retirement program, the years of credited service for Messrs. Hofmann, Aylward, Polkinghorn, Wehr and Haylon were frozen on June 30, 2007 for purposes of determining their benefit under the formula in effect prior to July 1, 2007, although their final average earnings will continue to change. As a grandfathered employee, Mrs. Young elected not to participate in the pension equity formula and to continue to have her benefits calculated under the formula in effect prior to July 1, 2007. The restructuring of the retirement program and the grandfathering provisions are in Retirement Plans on page 51.

(2)

With respect to the benefits from the formula in effect prior to July 1, 2007, the Present Value of Accumulated Benefit determined as of December 31, 2007 is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions: discount rate (without cost of living adjustment, or “COLA”) of 6.00% and discount rate (with COLA) of 4.70%; mortality table is the RP2000 Combined Healthy Life Table; postretirement COLA of 1.25%; if the years of credited service is equal to or greater than 10 as of December 31, 2007, the normal retirement age is 62 and the early retirement age is 55, but if the years of credited service is less than 10 as of December 31, 2007, the normal retirement age is 65 and there is no early retirement age.

(3)

In connection with the redesign of our retirement program, Mrs. Young exercised her option as a grandfathered employee to continue to have her benefits calculated under the formula in effect prior to July 1, 2007. Therefore, Mrs. Young has no accrued benefit under the pension equity formula of the Employee Pension Plan or SERP and she continues to receive the lower Company matching contribution in The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan. The redesign of our retirement program and the grandfathering provisions are described in the narrative that follows.

(4)

Pursuant to the terms of the CEO’s Employment Agreement, if her employment is terminated by us without cause or by her for good reason, as defined in Termination Payments and Change-in-Control Agreements on page 56, and her age is not sufficient to qualify for a retirement under the SERP, she will be deemed to have met any and all conditions, including attaining the requisite age, to qualify for all rights and benefits available as a retiree under the SERP and she will be treated as having met the conditions to qualify for retirement.

(5)

Years of credited service under the pension equity formula of both the Employee Pension Plan and the SERP are determined for eligible participants from July 1, 2007, when such formula went into effect for these participants. The annual credit percentage used to calculate these benefits is determined based on total years of service under the plans, including years of service prior to July 1, 2007, as described in Pension Equity Formula on page 52. For 2007, Mr. Hofmann’s annualized credit percentage was 4%, Mr. Aylward’s was 6%, Mr. Polkinghorn’s was 2%, Mr. Wehr’s was 14% and Mr. Haylon’s was 10%. Since the pension equity formula became effective for the second half of 2007, these annualized credit percentages were pro-rated at 50% for 2007 accruals, and Mr. Haylon’s was pro-rated at 42% to reflect his termination of employment on November 23, 2007. Service under the formula in effect prior to July 1, 2007 was also frozen as of June 30, 2007.

(6)

Pursuant to the terms of the SERP, Messrs. Aylward, Wehr and Haylon have been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when they served as officers of designated subsidiaries that were not adopting employers to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.

(7)	Mr. Haylon ceased accruing additional service and benefits on November 23, 2007 in connection with his voluntary termination of employment on that date.

Retirement Plans

We provide broad-based defined benefit pension benefits to our NEOs as a component of our menu of benefits offered to most of our employees. Because of benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan, we offer the SERP, which is a non-qualified defined benefit pension plan, to our NEOs to mitigate the effects of such limitations.

Effective July 1, 2007, we redesigned our retirement program in order to (i) reduce the volatility in defined benefit pension plan expense and funding requirements often caused by outside market forces, (ii) provide benefits that are competitive with those of our peers, and (iii) better meet the current demographic and future workforce profiles of our employees. The redesign included changes to the Employee Pension Plan and our SERP.

The new design included a grandfathering feature for participants who were at least 50 years of age and had at least 10 years of vesting service on December 31, 2006. The grandfathered participants had the choice of remaining in the prior design for all of the affected plans in which they participate, or electing the new design for all of the affected plans in which they participate. Mrs. Young was the only NEO who met the grandfathering criteria and she elected to remain in the prior plan design for all of the plans in which she participates.

Employee Pension Plan

The Employee Pension Plan, covering most of our employees, provides benefits based on its formulas up to the amount allowed under the Code. The Employee Pension Plan is funded with assets held in a trust. Eligible employees participate immediately and continue to accrue benefits until retirement, death, termination of employment or ineligibility to participate. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. None of the NEOs are currently eligible for early retirement under the plan (age 55 with at least 10 years of vesting service). Unless an optional form of benefit payment is elected, the normal form of benefit is a 50% joint and survivor annuity for married participants and a single life annuity for other participants.

The Employee Pension Plan was redesigned to include pension equity accruals after June 30, 2007, for all participants except grandfathered participants. The new pension equity formula and the formula prior to July 1, 2007 are described in the paragraphs that immediately follow.

Pension Equity Formula

The pension equity formula applies to all eligible non-grandfathered employees, grandfathered employees who elected the pension equity formula effective July 1, 2007 and eligible new hires after June 30, 2007. All of the NEOs, except Mrs. Young who elected to have her benefit calculated under the prior pension formula, participate in the pension equity formula.

The pension equity formula expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years). The definition of earnings is based on base salary plus eligible incentives, rather than base salary under the formula prior to July 1, 2007. The tiered annual credit percentages table is as follows:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%

Employees who participate in the pension equity formula will have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings under the formula prior to July 1, 2007 will continue to change until they either become ineligible under the plan or terminate employment.

Formula Prior to July 1, 2007

The annual normal retirement benefit is generally a function of years of service and compensation, i.e., (a) 2% of final average earnings (average of last three consecutive years of base salary) times years of benefit accrual service up to 25, plus (b) 1% times final average earnings times years of benefit accrual service over 25 (up to 10 years), minus (c) 2% times participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) times years of benefit accrual service (up to 25) – no more than 50% of normal retirement benefit is offset by Social Security.

SERP

The SERP provides benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan. For example, the Code limit on earnings ($225,000 in 2007) does not apply for SERP purposes. Subject to the provisions of Code section 409A, the normal form and optional forms of payment are the same as the Employee Pension Plan; the optional forms are the actuarial equivalent of the normal form and under the pension equity formula, a lump sum option is also provided.

Pension Equity Formula

Retirement benefits are based on the pension equity formula contained in the Employee Pension Plan, described in the preceding section, and are expressed as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years), without the Code limitations/exclusions noted in the preceding paragraph. The definition of earnings is based on base salary plus eligible incentives.

Formula Prior to July 1, 2007

Retirement benefits are based on the final pay formula in effect prior to July 1, 2007 under the Employee Pension Plan, described in the preceding section, and are a function of years of service and final average compensation, without the Code limitations/exclusions noted in the Employee Pension Plan. The definition of earnings includes amounts payable under designated incentive programs approved by the Compensation Committee that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years that produce the highest average.

Non-Qualified Deferred Compensation in Fiscal Year 2007

The following table sets forth information concerning NEO participation in deferred compensation plans, excluding The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). The table includes 2007 compensation deferrals, Company contributions, earnings, withdrawal activity, total balances as of December 31, 2007 for both cash and RSU deferrals and the portion of the aggregate balances as of December 31, 2007 that are reported in the Summary Compensation Table for 2007 Fiscal Year on page 40.

Name (a)	Deferral Type	Executive Contributions in Last FY(1) ($) (b)		Registrant Contributions in Last FY(2) ($) (c)	Aggregate Earnings in Last FY(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE(4) ($) (f)	Portion of Aggregate Balance at Last FYE Reported in Prior SCT ($) (g)
Dona D. Young	Excess Investment Plan	116,000		29,000	107,966	–	1,814,492	863,617
	Deferred RSUs	–		–	(2,355,892)	–	6,956,328	3,663,457
	Deferred Dividends	–		–	108,069	–	311,275	–
	Total	116,000		29,000	(2,139,857)	–	9,082,095	4,527,074
Peter A. Hofmann	Excess Investment Plan	6,050		6,050	3,326	–	55,434	–
	Deferred RSUs	387,965	(5)	–	(61,618)	–	453,816	–
	Deferred Dividends	13,151	(6)	–	2,409	–	16,873	–
	Total	407,165		6,050	(55,884)	–	526,123	–
George R. Aylward	Excess Investment Plan	5,250		6,300	(133)	–	13,838	–
Philip K. Polkinghorn	Excess Investment Plan	22,500		10,125	37,712	–	373,138	275,997
James D. Wehr	Excess Investment Plan	23,250		13,950	8,648	–	224,749	107,728
Michael E. Haylon	Excess Investment Plan	13,957		20,410	18,669	–	410,064	188,846

(1)

Except as noted otherwise, these figures represent voluntary deferrals of 2007 salary into The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan (the “Excess Investment Plan”), as described in the following narrative. The corresponding salary figures in the Summary Compensation Table for 2007 Fiscal Year on page 40 include these deferral amounts.

(2)	These figures represent the 2007 non-qualified Company matching contribution made in the Excess Investment Plan.

(3)

Represents the change in account value between December 31, 2006 and December 31, 2007, less any executive or Company contributions, plus any account distributions. With respect to the Excess Investment Plan, these figures reflect the change in account value attributable to balances held in this plan. With respect to deferred RSUs, these figures reflect the change in account value attributable to appreciation/depreciation in our Common Stock price. With respect to deferred dividends, these figures reflect the dividend equivalents paid on deferred RSUs and the value of interest credits paid thereon.

(4)	Based on the market value of assumed investment options as of December 31, 2007 (including, where applicable, the closing price of our Common Stock at $11.87 per share).

(5)

$72,666 of this amount represents the voluntary deferral of 100% of the RSU award, after tax withholding (FICA), granted pursuant to the 2004-2006 LTIP cycle and $315,299 represents the voluntary deferral of 100% of the RSU award, after tax withholdings, granted November 4, 2004 which vested in 2007.

(6)	Represents the dividend equivalents and interest earned thereon with respect to Mr. Hofmann’s RSU award granted November 4, 2004, valued as of the November 2007 vesting date.

The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan

Certain of our employees, including our NEOs, can elect to defer up to 60% of their base pay and up to 100% of their annual incentive awards under the Excess Investment Plan. Base pay deferrals commence when year-to-date base pay exceeds the Code limitation on qualified plan compensation which was $225,000 in 2007.

With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. For the first half of 2007, this match formula was the same for all participants, equal to 100% on the first 3% deferred, plus 50% on the next 2% deferred, for a maximum Company match of 4% of base pay between the Excess Investment Plan and the 401(k) Plan.

Effective July 1, 2007, we redesigned our retirement program. The rationale for the redesign is discussed in Retirement Plans on page 51. The redesign included changes to the Excess Investment Plan. Employees who participate in the new pension equity formula are eligible for an enhanced Company match contribution in the 401(k) Plan and Excess Investment Plan, based on tiered years of service as described in the table that follows. All of the NEOs except for Mrs. Young participate in the new pension equity formula and receive the enhanced Company match. Mrs. Young’s match continues to be based on the original formula that can yield a maximum match of 4%.

Years of Service on January 1	Company Match Formula for All NEOs Excluding Mrs. Young	Maximum Company Match Rate as a Percentage of Base Pay
Less than 5 years	100% on first 3% of pay saved; 50% on next 3%	4.5%
5 to 9 years	100% on first 6% of pay saved	6.0%
10 to 14 years	100% on first 3% of pay saved; 150% on next 3%	7.5%
15 years or more	150% on first 6% of pay saved	9.0%

Based on this schedule, the maximum Company match rate for 2007, as a percentage of base pay for our NEOs, was:

	Maximum 2007 Company Match Rate for NEOs
Name	Prior to July 1, 2007	After June 30, 2007
Dona D. Young	4%	4.0%
Peter A. Hofmann	4%	6.0%
George R. Aylward	4%	7.5%
Philip K. Polkinghorn	4%	4.5%
James D. Wehr	4%	9.0%
Michael E. Haylon	4%	9.0%

The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment elections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid. The following table sets forth the list of the mutual fund choices under the Excess Investment Plan and each fund’s total return for 2007:

Investment Fund Name	Ticker Symbol	2007 Total Return(1)
Allianz NFJ Small-Cap Value Fund Administrative Class	PVADX	6.32%
American Funds EuroPacific Growth Fund Class R4[2]	REREX	18.87
American Funds Growth Fund of America Class R4	RGAEX	10.88
Artisan Mid Cap Inv CL	ARTMX	21.20
Fidelity Contrafund	FCNTX	19.78
Fidelity Equity Income(2)	FEQIX	1.40
Fidelity Freedom 2000	FFFBX	5.32
Fidelity Freedom 2010	FFFCX	7.43
Fidelity Freedom 2020	FFFDX	8.54
Fidelity Freedom 2030	FFFEX	9.27
Fidelity Freedom 2040	FFFFX	9.31
Fidelity Freedom Income	FFFAX	4.83
Fidelity Growth Company(3)	FDGRX	19.89
Fidelity Low Price Stock	FLPSX	3.16
Fidelity Retirement Money Market	FRTXX	5.12
Fidelity Small Cap Independence	FDSCX	7.30
Fidelity US Bond Index	FBIDX	5.40
Lord Abbett Mid-Cap Value Fund Class P	LMCPX	0.42
Mutual Discovery A	TEDIX	10.96
Phoenix Balanced A	PHBLX	5.88
Phoenix Capital Growth A(4)	PHGRX	10.46
Phoenix Growth & Income A	PDIAX	6.07
Phoenix Mid-Cap Value A	FMIVX	-2.41
Phoenix Multi-Sector Fixed income A	NAMFX	2.53
Phoenix Multi-Sector Short Term Bond A	NARAX	3.06
Phoenix Real Estate Securities A	PHRAX	-16.07
Phoenix Strategic Growth A	PSTAX	12.76
Phoenix Worldwide Strategies A	NWWOX	8.55
Spartan US Equity Index Fund – Investor Class	FUSEX	5.43

(1)	Total return includes change in share value and reinvestment of dividends and capital gains, if any.

(2)	Plan balances from the Phoenix Value Equity A Fund were merged into this fund on July 12, 2007.

(3)	Plan balances from the Fidelity Blue Chip Growth Fund were merged into this fund on May 1, 2007.

(4)	Plan balances from the Phoenix Nifty Fifty Fund were merged into this fund on March 9, 2007.

Account balances under the plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant) are paid to participants, based on their election made prior to deferral, in lump sum or annual installments following the termination of services with the Company. In-service withdrawals may only be taken to remedy severe financial hardship caused by an unforeseeable emergency as permitted under Code section 409A, and any other applicable laws. Loans are not permitted under this plan. All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals

Certain employees of the Company, including the NEOs, can elect to defer up to 100% of their LTIP awards, and other RSU awards until following termination of employment. Participants do not have any voting rights with respect to deferred RSUs. Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment. Deferred RSUs are credited with dividend equivalents, which are equal to the cash dividends that the Company may pay on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU. Dividend equivalents are credited to a book entry account on behalf of participants. These dividend equivalents accrue interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Code section 1274(d)) as published by the Internal Revenue Service for the immediately preceding month. In 2007, the rate at which interest was credited on dividend equivalents was 5.05% for the period January 1 through July 31, and 4.95% for the period August 1 through December 31, 2007. Accumulated dividend equivalents and the corresponding interest credits are paid following termination of employment at the same time that the underlying RSUs convert to Common Stock. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances.

Termination Payments and Change-in-Control Agreements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the NEOs in the event of a termination of employment, including termination of employment in connection with a change-in-control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for cause.

CEO

We have entered into two agreements with Mrs. Young that govern the terms of her employment with the Company, including the termination of her employment. The first agreement is an employment agreement that specifies the terms of her compensation and employment for all purposes except under a change-in-control of the Company. The second agreement is a change-in-control agreement that provides the terms of Mrs. Young’s compensation and employment in the event of a change-in-control of the Company. Each of these agreements is discussed below. We have change-in-control agreements and the Executive Severance Allowance Plan that covers the other NEOs, as discussed in All Other NEOs on page 60.

Employment Agreement

Any and all payments made and benefits provided under Mrs. Young’s Employment Agreement upon her termination of employment (except her accrued benefits) are contingent upon the full execution of a general release of all claims by Mrs. Young against the Company and its affiliates. For the restrictive covenants set forth in Mrs. Young’s Employment Agreement, see the section entitled Mrs. Young’s Employment Agreement on page 42. “Accrued Benefits” are defined as (i) any unpaid base salary through the date of termination and any accrued but unused vacation; (ii) any unpaid bonus as declared or, if not then declared, as determined by the Board in the normal course in good faith, with respect to any year or years ending prior to the date of termination, including the annual incentive award and any LTIP award for any completed performance period; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination, and (iv) all other payments, benefits or fringe benefits to which Mrs. Young may be eligible for under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or the Employment Agreement.

•

Termination Due to Disability or Death. Mrs. Young or her estate or legal representative, as applicable, will be eligible for: (i) her Accrued Benefits; (ii) a lump sum cash payment equal to the sum of (a) the annual incentive award for the year in which termination occurs, based on target level and (b) full payment of any LTIP award granted under the Employment Agreement, based on target level as if she were a participant for the full term of each applicable performance period; (iii) full vesting of all other outstanding equity awards; and (iv) all vested stock options will remain exercisable for two years after termination of employment, but not longer than the stated term of such options.

If Mrs. Young had died or become disabled on December 31, 2007, she or her estate or legal representative, as applicable, would have been entitled to receive a lump sum payment of the amounts described in the following table:

Dona D. Young Termination Payments for Termination Due to Disability or Death
2007 Annual Incentive	$1,520,000
2005-2007 LTIP cycle	2,020,072
2006-2008 LTIP cycle	1,883,425
2007-2010 LTIP cycle	1,791,052
Unvested Performance-Contingent RSUs	539,492
Unvested Service-Based RSUs	1,078,995
Total	8,833,036

•	Termination for Cause, without Good Reason, or Mandatory Retirement. The Company will only pay any Accrued Benefits.

•

Termination without Cause or for Good Reason. Mrs. Young will be entitled to: (i) two times the sum of her base salary and her annual incentive award, based on the greater of her target and the average of her annual incentive awards over the last two completed fiscal years prior to her termination; (ii) a pro-rata portion of the annual incentive award earned in the year in which her termination occurs; (iii) full vesting of the 90,901 RSUs and the 45,450 performance-based RSUs awarded May 18, 2005; (iv) a pro-rata portion of her previously awarded long-term awards for each then-open LTIP cycle, based on actual performance results for performance periods ending in the year of termination of employment, and based on target award levels for each other open cycle; (v) pro-rata vesting of any outstanding equity grants (other than those RSUs described in (iii) above); (vi) continued health coverage for herself and her dependents for two years; (vii) an amount equal to the lump sum value of two years of additional service and age credit for pension purposes under any qualified or non-qualified defined benefit type pension plan or arrangement of the Company; (viii) an amount equal to two years of maximum Company matching contributions under any type of qualified or non-qualified deferred compensation plan sponsored by the Company; (ix) outplacement services and, for six months after termination, office space and secretarial support, and (x) her Accrued Benefits. For Mrs. Young, Good Reason to terminate her employment includes, among other things, the Company’s failure to renew her Employment Agreement or her change-in-control agreement described below. While Mrs. Young holds the RSUs, she will not have any right to vote or to direct the vote of the related shares of stock or to dispose of the RSUs until the RSUs are converted to Common Stock. The Company will credit each RSU with dividend equivalents and interest thereon, which will be distributed following the termination of Mrs. Young’s employment.

In addition, if at the time of Mrs. Young’s termination of employment, she has not attained the age generally required to be treated as a retiree, she shall be deemed to have met all conditions to qualify for all rights and benefits available under all Company plans, programs or arrangements (other than any plan qualified under Code section 401(a) (a “Section 401(a) Plan”)) and shall be treated as having met all conditions to qualify for retirement under each such plan, program or arrangement (other than any Section 401(a) Plan). The benefits she would have been able to receive from the Company’s Section 401(a) Plans had she qualified to retire at the date of her termination will be paid to her from the Company’s general assets until such time as she is eligible to receive such benefits from the Section 401(a) Plans.

“Cause” is defined as (i) Mrs. Young’s willful misconduct (including, without limitation, a willful material violation of the Code of Conduct) with regard to the Company that is materially injurious to the Company (including, without limitation, material financial or reputational harm); (ii) Mrs. Young’s willful and continued failure to attempt in good faith to substantially perform her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 15 business days after written notice from the Company specifying the details thereof; or (iii) Mrs. Young’s conviction of (or plea of guilty or nolo contendere to) any (a) felony or (b) criminal misdemeanor involving fraud, false statements or misleading omissions, embezzlement, bribery, counterfeiting, extortion or an intentional wrongful taking, other than in the case of both (a) and (b), traffic-related offenses or as a result of vicarious liability for acts in which the executive, except when acting on advice of counsel, had no direct involvement and no actual knowledge; or (iv) the disqualification or bar of Mrs. Young by any governmental or self-regulatory authority from serving as CEO of the Company, Chairman of the Board or member of the Board, in each case, as a result of disciplinary or similar action and after the conclusion of an appeal from a final administrative determination to a court of first impression. For this purpose, no act or failure to act by Mrs. Young shall be considered “willful” unless done, or omitted to be done, by her not in good faith or without reasonable belief that her action or omission was not adverse to the best interests of the Company.

“Good Reason” is defined as the occurrence of any of the following events (unless such events are fully corrected in all material respects by the Company within 30 days following written notification) by Mrs. Young to the Company that she intends to terminate her employment for one of the reasons set forth below:

(i)	any reduction or diminution (except temporarily during any period of physical or mental illness or incapacity) of Mrs. Young’s title as CEO, or a material reduction or diminution of her then authorities, duties or responsibilities or reporting requirements with the Company;

(ii)	anyone other than Mrs. Young is elected as the Chairman of the Board, unless her service as Chairman is prohibited by applicable law, regulation, or listing requirements;

(iii)	the assignment to Mrs. Young of duties or responsibilities that are materially inconsistent with, and adverse to, her position;

(iv)	a material breach by the Company of any provision of the Employment Agreement, including, but not limited to, any reduction in base salary and target levels with respect to the annual incentive plan (other than any reductions therein expressly permitted under the Employment Agreement) or LTIP awards, or any failure to timely pay any part of her compensation (including base salary and bonus, if any) when due or to provide the benefits or perquisites contemplated herein;

(v)	the failure of the Company to obtain and deliver to Mrs. Young a reasonably satisfactory written agreement from any successor to the Company to assume and agree to perform the Employment Agreement;

(vi)	the Company giving Mrs. Young notice that it does not want to extend the Employment Term (as defined in the Employment Agreement);

(vii)	the giving of a notice of non-renewal or non-extension by the Company of, or failure of the Company to elect to extend, after the agreement would otherwise expire, the change-in-control agreement then existing between the Company and the executive, which event the executive may treat as a Good Reason event either at the time of the giving of the notice or upon the expiration; or

(viii)	Mrs. Young no longer serving as a member of the Board unless (a) she resigned from the Board or (b) service by Mrs. Young as a member of the Board is prohibited by applicable law.

Regardless of the foregoing, no event shall be the basis for a good reason termination if Mrs. Young consents to that event in writing.

Change-in-Control Agreement

Mrs. Young and the Company entered into an employment continuation agreement, dated January 1, 2003, that becomes operational upon a change-in-control of the Company. The protections provided under this agreement can only be triggered by termination of employment (1) by the Company for reasons other than death, disability (as defined in the change-in-control agreement), cause or retirement, or (2) by Mrs. Young for good reason, which includes a voluntary termination during the 30-day period following the first anniversary of the change-in-control. For benefits to be payable under the employment continuation agreement, Mrs. Young’s termination of employment must occur following, or is effectively connected with, the occurrence of a change-in-control. The initial term of this agreement ended January 1, 2006, but the term was subsequently extended pursuant to the agreement, which provides for automatic renewals of up to two successive and consecutive additional one-year periods. Mrs. Young and the Company entered into an amended and restated employment continuation agreement, effective January 1, 2008 (the “Change-in-Control Agreement”). See Severance and Change-in-Control Agreements section on page 35 for changes in the approach to change-in-control and Mrs. Young’s agreement, effective January 1, 2008. The following narrative addresses the terms of Mrs. Young’s pre-January 1, 2008 agreement.

“Change-in-Control” is defined as the first occurrence of:

(i)	any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities;

(ii)	within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii);

(iii)	the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iv)	the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

(v)	any other event occurs which the Board declares to be a Change-in-Control.

“Cause” is defined as (i) her conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on her part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates, and (iii) Mrs. Young’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of Mrs. Young’s employment duties and responsibilities and which failure or refusal is not remedied by Mrs. Young within 30 days after notice of such non-performance is given to Mrs. Young. For purposes of clause (ii) of this definition, no act, or failure to act, on Mrs. Young’s part shall be deemed “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her act, or failure to act, was in the best interest of the Company and its subsidiaries.

“Good Reason” is defined as the occurrence after the effective date of any of the following, without the express written consent of Mrs. Young: (i) the assignment to Mrs. Young of duties inconsistent with her position or any reduction in her title or any material reduction in her position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by Mrs. Young prior to the effective date; (ii) any requirement that Mrs. Young change the location where she regularly provides services to the Company outside of the Hartford, Connecticut metropolitan area (i.e., the area within a 35 mile radius of downtown Hartford); (iii) a reduction by the Company of Mrs. Young’s base salary or total compensation opportunity or a reduction in the employee benefits provided to her under the Company’s employee benefit plans (unless Mrs. Young is provided with substantially equivalent replacement benefits); (iv) any termination of employment by Mrs. Young within the 30 day period following the first anniversary of the effective date of a Change-in-Control; (v) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor; or (vi) any other Good Reason (or similar) provision contained in any other employment or severance arrangement in effect between the Company and Mrs. Young.

This Change-in-Control Agreement provides for change-in-control severance benefits including: (i) vesting of pension benefits and an enhanced pension benefit in an amount equal to three years of additional service and age credit under such plans payable as a lump sum; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to three times the sum of base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the change-in-control and the annual incentive target for the year in which employment terminates; (iii) three years of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award for the year in which termination occurs and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to three years of additional contributions the Company would have contributed to the Company’s 401(k) Plan and/or the Excess Investment Plan on behalf of Mrs. Young; (vii) outplacement services; (viii) office space and secretarial support for six months after termination; and (ix) a “gross-up” payment from the Company to cover any excise tax liability she may incur as a result of payments or benefits contingent on a change-in-control and any income tax liability she may incur as a result of the “gross-up” payment. Mrs. Young will be subject to a confidentiality covenant after her termination of employment, which will require her to maintain the confidentiality of any confidential or proprietary information.

The Change-in-Control agreement terminates automatically upon Mrs. Young’s death, termination due to disability or voluntary retirement. If Mrs. Young’s employment is terminated during the employment period (as defined in the Change-in-Control Agreement) by reason of her death or disability, the agreement will terminate and the Company will pay (i) Mrs. Young’s base salary through the date of termination; (ii) any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

All Other NEOs

Upon termination of employment, all other NEOs will receive their vested benefits under the Employee Pension Plan and 401(k) Plan; benefits and conversion rights under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”), if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans.

Change-in-Control Agreements

Effective January 1, 2006, the Company entered into agreements with Messrs. Hofmann, Aylward, Polkinghorn, Wehr and Haylon which will, in certain circumstances, provide separation benefits upon the termination of employment in connection with a change-in-control. These agreements supersede similar agreements that expired on January 1, 2006. The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for good reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least 60 days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended.

These agreements use the same definition of Change-in-Control and Cause as Mrs. Young’s Change-in-Control Agreement.

“Good Reason” is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within 30 days after notice of such occurrence is given to the Company: (i) the assignment to the executive of duties inconsistent with the executive’s position or any reduction in the executive’s title or any material reduction in the executive’s position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date of a Change-in-Control; (ii) any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford; (iii) a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or (iv) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

These agreements provide for Change-in-Control severance benefits including: (i) vesting of pension plan benefits and an enhanced pension benefit in an amount equal to two or two and one-half years (tracks with severance multiple) of additional service and age credit and/or pension equity formula credits, as applicable, under such plans payable at the same time, and in the same form as regular pension benefits; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to two or two and one-half times (tracks with severance multiple) the sum of base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the Change-in-Control and the annual incentive target for the year in which employment terminates; (iii) two or two and one-half years (tracks with severance multiple) of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to two or two and one-half years (tracks with severance multiple) of additional contributions we would have made to our 401(k) Plan and/or the Excess Investment Plan; (vii) outplacement services; and (viii) for select NEOs, a “gross-up” payment from the Company to cover any excise tax liability they may incur as a result of payments or benefits contingent on a Change-in-Control and any income tax liability they may incur as a result of the

“gross-up” payment (the payments to NEOs that do not have this gross-up benefit are instead capped at 2.99 times their average W-2 reported compensation for the preceding five years). A covered executive will be subject to a confidentiality covenant after his or her termination of employment, which will require him or her to maintain the confidentiality of any confidential or proprietary information and a non-solicitation covenant for two or two and one half years (tracks with severance multiple) after the Employment Period (as defined in the agreement) during which the covered executive cannot solicit employees of the Company.

These agreements terminate automatically upon the covered executive’s death, termination due to disability (as defined in the agreements), termination for Cause or voluntary retirement. If a covered executive’s employment is terminated during the employment period (as defined in the agreements) by reason of his or her death or disability (as defined in the agreement), the agreement will terminate and the Company will pay (i) the covered executive’s base salary through the date of termination; (ii) any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

See Severance and Change-in-Control Agreements on page 35 for changes in the approach to change-in-control and the NEO agreements, effective January 1, 2008.

Mr. Haylon’s agreement terminated on November 23, 2007, the effective date of his voluntary resignation.

Executive Severance Allowance Plan

Effective January 1, 2005, the Compensation Committee approved the Executive Severance Allowance Plan. The Executive Severance Allowance Plan is available to all Company officers at the level of senior vice president or higher (including Messrs. Hofmann, Aylward, Polkinghorn, Wehr and Haylon), other than our CEO, and for any other employee the CEO determines to be integral to the formulation or execution of our business strategy.

In 2007, if any such officer or employee was involuntarily terminated, subject to certain exceptions, he or she would have been eligible to receive (i) a payment equal to the executive’s annual base salary, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards he or she earned for the fiscal year in which he or she separated from service; (iii) outplacement services; and (iv) continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

Benefits are paid from our general assets and are conditioned on a number of factors, including covenants within the terms of the Executive Severance Allowance Plan and the signing of an agreement containing certain covenants (see (i), (ii) and (iv) in the next sentence) and a release of claims against the Company. The Executive Severance Allowance Plan conditions receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company for all payments previously made.

All payments due under the plan are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Code section 409A.

See Severance and Change-in-Control Agreements on page 35 for changes in the Executive Severance Allowance Plan, effective January 1, 2008.

Illustrations of Compensation and Benefits Upon Termination of Employment for Various Reasons

The following table summarizes the value of the compensation and benefits that the NEOs other than Mrs. Young would receive if their employment had been involuntarily terminated (other than for cause) as of December 31, 2007. In the case of Mrs. Young, the table summarizes the value of the compensation and benefits she would receive if her employment had been terminated without Cause or if she had resigned for Good Reason under the terms of her Employment Agreement as of December 31, 2007.

Payments for Involuntary Terminations (NEOs other than the CEO), Termination of the CEO without Cause and Resignation of the CEO for Good Reason
	Dona D. Young	Peter A. Hofmann	George R. Aylward	Philip K. Polkinghorn	James D. Wehr
Severance
Base Salary Component ($)	1,900,000	425,000	330,000	450,000	380,000
Annual Incentive Component($)	3,040,000	–	–	–	–
Other Compensation
2007 Annual Incentive ($)(1)	1,923,000	502,862	543,913	885,200	699,800
2005-2007 LTIP Cycle ($)(2)	–	–	–	–	–
2006-2008 LTIP Cycle ($)(2)	1,255,617	–	–	–	–
2007-2009 LTIP Cycle ($)(2)	597,017	–	–	–	–
Other Unvested Performance-Contingent RSUs ($)(2)	539,492	–	–	–	–
Unvested Service-Based RSUs ($)(2)	1,078,995	17,181	45,485	164,021	–
Unvested Stock Options ($)(2)	–	–	–	–	–
Incremental Non-Qualified Company Match ($)(3)	76,000	–	–	–	–
Non-Qualified Pension Lump Sum ($)(4)	1,877,885	–	–	–	–
SUBTOTAL
(Severance & Other Compensation) ($)	12,288,005	945,043	919,398	1,499,221	1,079,800
Benefits and Perquisites
Present Value of Early Pension ($)(5)	966,607	–	–	–	–
Health & Welfare ($)(6)	93,479	10,087	3,597	10,113	10,110
Outplacement ($)	10,000	10,000	10,000	10,000	10,000
TOTAL
(Severance, Other Compensation, Benefits and Perquisites) ($)	13,358,091	965,129	932,996	1,519,334	1,099,910

(1)

Reflects the actual 2007 annual incentive earned (excluding the annual incentive enhancement component that was scheduled to be awarded in RSUs in 2008 as described in Estimated Future Payouts Under Non-Equity Incentive Plan Awards on page 44.

(2)

All LTIP and RSU amounts are valued based on the December 31, 2007 closing price of our Common Stock of $11.87 per share. Stock options reflect the spread value between the exercise price and $11.87 for any options vesting upon a change-in-control.

(3)	Reflects the Company matching formula equal to 4% of base salary, times the base salary portion of severance.

(4)	Reflects the incremental value of the lump sum payment of additional pension benefits per Mrs. Young’s Employment Agreement.

(5)

Reflects the present value of commencing Mrs. Young’s pension 13 months prior to the normal age 55 early retirement commencement date. This is not a lump sum benefit; payments would be made in 13 monthly installments. This benefit will decline in value each month until January 2009, at which time there is no value to this benefit.

(6)

Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs other than Mrs. Young for 12 months. With respect to Mrs. Young, this reflects the estimated Company cost of continuing to subsidize certain health and welfare benefits as provided in her Employment Agreement based on the present value of the Company’s retiree medical, dental and life insurance benefits for which she would qualify per her Employment Agreement.

The following table summarizes the value of the compensation and benefits that the NEOs would receive if their employment had been terminated involuntarily (other than for Cause) or if the NEO had terminated employment for Good Reason in connection with a Change-in-Control as of December 31, 2007.

Change-in-Control Payments
	Dona D. Young	Peter A. Hofmann	George R. Aylward	Philip K. Polkinghorn	James D. Wehr
Severance
Base Salary Component ($)	2,850,000	850,000	660,000	1,125,000	950,000
Annual Incentive Component ($)	4,560,000	850,000	891,000	1,350,000	1,927,836
Other Compensation
2007 Annual Incentive ($) (1)	1,923,000	502,862	543,913	885,200	699,800
2005-2007 LTIP Cycle ($) (2)	2,020,072	119,080	74,425	318,959	269,342
2006-2008 LTIP Cycle ($) (2)	1,255,617	94,485	105,453	253,092	192,349
2007-2009 LTIP Cycle ($) (2)	597,017	106,834	111,989	135,741	85,970
Other Unvested Performance-Contingent RSUs ($) (2)	539,492	–	–	–	134,673
Unvested Service-Based RSUs ($) (2)	1,078,995	392,292	426,086	551,433	–
Unvested Stock Options ($) (2)	–	–	–	–	–
Incremental Non-Qualified Company Match ($) (3)	114,000	51,000	49,500	54,000	85,500
Non-Qualified Pension Lump Sum ($) (4)	4,641,829	34,293	34,208	223,569	321,971
280G Tax Gross-Up/(280G Cut-back) ($) (5)	7,237,982	(1,050,722)	(1,366,647)	1,422,766	1,549,038
SUBTOTAL
(Severance & Other Compensation) ($)	26,818,003	1,950,124	1,529,927	6,319,760	6,216,480
Benefits and Perquisites
Health & Welfare ($) (6)	183,636	21,716	8,572	28,037	27,892
Outplacement ($)	30,000	20,000	20,000	25,000	25,000
TOTAL
(Severance, Other Compensation, Benefits and Perquisites) ($)	27,031,639	1,991,840	1,558,499	6,372,797	6,269,372

(1)

Reflects the higher of target 2007 annual incentive and actual 2007 annual incentive (excluding the annual incentive enhancement component that was scheduled to be awarded in RSUs in 2008 as described in Estimated Future Payouts Under Non-Equity Incentive Plan Awards on page 44).

(2)

All LTIP and RSU amounts are valued based on the December 31, 2007 closing price of our Common Stock of $11.87 per share. Stock options reflect the spread value between the exercise price and $11.87 for any options vesting upon a change-in-control.

(3)	Reflects the applicable Company matching formula from the 401(k) Plan and the Excess Investment Plan multiplied by the base salary component of severance.

(4)

Reflects the incremental value of the additional pension benefits calculated based on each NEO’s change-in-control agreement and the corresponding applicable pension formula. Mrs. Young’s amount includes $1,219,695, representing the present value of commencing her pension 13 months prior to the normal age 55 early retirement commencement date. This portion of her change-in-control pension enhancement will decline in value each month until January 2009, at which time there will be no value to this enhancement.

(5)

If change-in-control payments are greater than three times the average W-2 reported compensation for the preceding five years, then an excise tax is imposed on the portion of the payment that exceeds one times the average W-2 reported compensation for the preceding five years (the “base amount”). Pursuant to the change-in-control agreements applicable to Mrs. Young, Mr. Polkinghorn and Mr. Wehr, an additional gross up payment equal to the value of the excise tax imposed will be paid. The determination as to whether and when a gross up payment is required, the amount of the gross up payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s independent certified public accountants. The change-in-control agreements for Messrs. Hofmann and Aylward as of December 31, 2007 limited payments in connection with a change-in-control to 2.99 times the base amount. As such, the figures reflected for each reflect the reduction in benefits required to meet this limit. Effective January 1, 2008, in connection with their respective promotions to senior executive vice president in 2007, and in connection with revisions made to the change-in-control agreements as described in Change-in-Control Agreements on page 36, Messrs. Hofmann and Aylward received the form of change-in-control agreement that includes a gross-up provision instead of the 2.99 times base amount limit, consistent with the practice for the other NEOs.

(6)

Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs, other than Mrs. Young, for 30 months with respect to Messrs. Polkinghorn and Wehr and 24 months with respect to Messrs. Hofmann and Aylward. With respect to Mrs. Young, this reflects the estimated Company cost of subsidizing certain health and welfare benefits as provided in her Change-in-Control Agreement.

COMPENSATION OF DIRECTORS

Director Compensation in Fiscal Year 2007

The following table sets forth information concerning the 2007 compensation of our directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”). Additional information on director compensation may be found in the narrative and supporting tables that accompany this table.

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards (1)(2) ($) (c)		Option Awards (2) ($) (d)	All Other Compensation (3) ($) (e)	Total ($) (f)
Sal H. Alfiero	66,250	(4)	66,250		–	6,918	139,418
Martin N. Baily	52,500		52,500		–	5,208	110,208
Jean S. Blackwell	52,500	(4)	52,500		–	4,263	109,263
Peter C. Browning	58,750		58,750		–	5,683	123,183
Arthur P. Byrne	52,500	(4)	52,500		–	4,595	109,595
Sanford Cloud, Jr.	60,000		60,000		–	5,954	125,954
Gordon J. Davis	50,000		50,000		–	6,575	106,575
John H. Forsgren, Jr.	50,000		50,000		–	3,545	103,545
Ann Maynard Gray	51,250		51,250		–	5,999	108,499
John E. Haire	57,500	(5)(6)	57,500	(5)	–	3,362	118,362
Jerry J. Jasinowski	60,000		60,000		–	8,225	128,225
Thomas S. Johnson	63,750	(4)	63,750		–	10,409	137,909

(1)

Represents the 2007 expense reflected in the Company’s 2007 financial statements for all stock awards granted to Non-employee Directors as calculated pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”). This expense is comprised entirely of the portion of 2007 compensation paid in restricted stock units (“RSUs”) under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (“RSU Plan”), as described on page 66, and equals the aggregate grant date fair values of each such RSU award, valued based on the closing price of our Common Stock on the award date (or deferral date, as applicable).

(2)

The following table sets forth information concerning the 2007 RSUs voluntarily elected to be received in lieu of cash (as described in note 4 below), 2007 RSUs paid in accordance with our retainer schedule, and the total outstanding RSU and stock option awards held by the Non-employee Directors as of December 31, 2007:

	Number of RSUs Received in 2007 in lieu of Cash(a) (b)	Number of Mandatory RSUs Received in 2007(a) (c)	Total Number of RSUs Outstanding(a)	Total Number of Stock Options Outstanding(d)
Sal H. Alfiero	4,485	4,485	41,887	13,700
Martin N. Baily	–	3,554	9,738	–
Jean S. Blackwell	3,554	3,554	26,479	–
Peter C. Browning	–	3,977	16,412	13,700
Arthur P. Byrne	3,554	3,554	42,429	13,700
Sanford Cloud, Jr.	–	4,061	16,583	13,700
Gordon J. Davis	–	3,385	15,220	13,700
John H. Forsgren, Jr.	–	3,385	9,398	–
Ann Maynard Gray	–	3,469	20,197	13,700
John E. Haire	–	3,892	23,450	13,700
Jerry J. Jasinowski	–	4,061	25,456	13,700
Thomas S. Johnson	4,315	4,315	25,782	13,700

(a)    These figures are rounded to the nearest whole share.

(b)    Reflects the 2007 deferred RSUs described in note 4 below.

(c)    Reflects the 2007 RSUs awarded for the 50% portion of retainer fees paid in RSUs as described in the narrative below. The corresponding dollar value of these RSUs is reflected in column (c) of the Director Compensation in Fiscal Year 2007 table on page 64.

(d)     These stock options were granted on June 25, 2002 under The Phoenix Companies, Inc. Directors Stock Plan to each individual who was then a Non-employee Director. These options are exercisable at $16.20 per share and expire on the earlier of (i) three years following the date of termination of the service to the Company and (ii) June 25, 2012.

(3)	Represents amounts paid by the Company for life insurance premiums, tax gross-ups and charitable gifts, as applicable. These items are described in the narrative below.

(4)

These directors elected to convert their cash compensation into deferred RSUs, subject to the same terms and conditions as their other RSUs as described in the narrative below. These RSUs were expensed and accounted for pursuant to FAS 123R as described in note 1 above.

(5)	Includes $3,750 in retainer for service as chair of the Phoenix Life Insurance Company, Inc. Policyholder Affairs Committee (total of $7,500 between cash and RSUs).

(6)

Mr. Haire elected to defer all of his cash compensation until following termination of services with the Company into The Phoenix Companies, Inc. Directors’ Deferred Compensation Plan, as described in 2007 Directors Compensation Plan on page 66.

2007 Directors Compensation Plan

Our existing pay philosophy for members of our Board of Directors (the “Board”) is to use an equal mix of cash and equity.

For 2007, Board compensation for Non-employee Directors consisted of (i) a flat retainer of $100,000 per year for each Non-employee Director, and (ii) additional retainers to all committee chairs and members of the Audit Committee and the Compensation Committee. The schedule of additional annual retainers is as follows:

Committee Position	2007 Additional Annual Retainer
Chair of the Executive Committee	$30,000
Chair of the Audit Committee	25,000
Chair of the Compensation Committee	20,000
Chairs of the Finance and Governance Committees	15,000
Chair of the Phoenix Life Policyholder Affairs Committee	7,500
Members of the Audit Committee, excluding the chair	5,000
Members of the Compensation Committee, excluding the chair	2,500

All retainers were paid quarterly in advance, 50% in cash and 50% in RSUs. The RSUs will each convert into one share of Common Stock following his or her termination of services as a director. In the interim, each RSU will be credited with dividend equivalents and interest thereon. Non-employee Directors have the option to defer receipt of cash compensation until following his or her termination of services as a director under either of the following non-qualified deferred compensation programs:

•

Non-employee Directors may elect to defer all or a portion of their cash compensation into RSUs. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). These RSUs are credited with dividend equivalents and interest thereon from the associated dividend payment dates. The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to directors following his or her termination of services as a director with the Company. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust.

•

Non-employee Directors may elect to defer all or a portion of their cash compensation under a non-qualified deferred compensation program. This program provides directors with the same choice of mutual fund offerings provided to employee participants in The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan. See the fund listing under the Non-Qualified Deferred Compensation in Fiscal Year 2007 table on page 53. Directors can modify their investment elections at any time under the program. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the program, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also provides $100,000 of life insurance to each director, including our chief executive officer who serves as the Chairman of the Board. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

Changes to Director Compensation for 2008

The Compensation Committee is required by its charter to review Board compensation every two years. Board compensation was last reviewed by the Compensation Committee in 2005. In 2007, the Compensation Committee utilized the services of F.W. Cook & Co., Inc. to review the market for director compensation and to advise on current market practices.

The Compensation Committee reviewed the results of the competitive review and analyzed Board compensation on a number of bases, including:

•	total compensation for all directors compared to peer companies;

•	total compensation for the lead director, chair of Audit Committee and chair of Compensation Committee compared to peer companies;

•	cash, equity and other benefits compared to peer companies; and

•	the prevalence of annual retainers, board meeting fees, committee meeting fees and committee retainers at peer companies.

The following peer companies were used for purposes of this competitive review:

Director Compensation Peer Companies
Acuity Brands	HSBC Holdings
AFLAC	Lincoln National
AIG	Lowes
Alleghany Corp.	Manulife
Allstate	MetLife
CIGNA	Nationwide
CuraGen Corp.	Northeast Utilities
Donnelley R R & Sons	Nucor Corp.
Duke Energy	Principal Financial
Enpro Industries	Prudential Financial
Federal Home Loan Mortgage	Sun Life
Foot Locker	Timken Co.
Globis Corp.	Unum Group
Harsco Corp.	Wachovia
Hartford Financial Services	Webmethods

Following its review, the Compensation Committee reaffirmed its philosophy with respect to board compensation, which is to:

•	provide competitive levels of pay to attract and retain high quality board of director talent;

•	differentiate compensation based on workload;

•	use a balanced mix of cash and equity; and

•	align board members’ compensation with shareholder interest by requiring share ownership for all directors.

Additionally, the Compensation Committee established a target for the value of total director compensation of 80% of the median value of peer companies. This target was set below median to reflect our smaller size relative to peer companies. Based on this philosophy, the Compensation Committee recommended to the Board and the Board approved changes to the compensation of independent Non-employee Directors. The changes were intended to compensate directors at the target level, and to reflect the increased demands on their time as a result of our adoption of a six meeting per year Board schedule beginning in 2008. Effective January 1, 2008, the Board’s annual retainer increased to $132,500 per year for Non-employee Directors. The retainers to committee chairs and to members of the Audit Committee and Compensation Committee also increased. The schedule of these additional retainers is as follows:

Committee Position	2008 Additional Annual Retainer
Chair of the Executive Committee	$35,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chairs of the Finance and Governance Committees	20,000
Chair of the Phoenix Life Policyholder Affairs Committee	10,000
Members of the Audit Committee, excluding the chair	6,250
Members of the Compensation Committee, excluding the chair	3,750

Additionally, a new meeting fee in the amount of $1,500 per meeting will be paid to each director for attendance at each Board and/or committee meeting held in excess of the number of meetings anticipated for any calendar year.

All retainers will continue to be paid quarterly in advance, 50% in cash and 50% in RSUs. The new meeting fee is also paid 50% in cash and 50% in RSUs. Each RSU will continue to convert into one share of Common Stock following his or her termination of services as a director. In the interim, each RSU will continue to be credited with dividend equivalents and interest thereon. Directors continue to have the option to defer receipt of cash compensation under the Company’s deferred compensation programs until his or her termination of services as a director.

OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

The table below shows the beneficial ownership of our Common Stock by each director, and by each Named Executive Officer in the Summary Compensation Table for 2007 Fiscal Year on page 40 of this Proxy Statement, as well as the total ownership by the group composed of (a) our directors and (b) our executive officers listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of restricted stock units (“RSUs”) whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about RSUs subject to performance-based criteria, see column (i) of the Outstanding Equity Awards at 2007 Fiscal Year-End table on page 46. Since neither the directors nor the officers have power to vote the shares underlying their RSUs or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)		Options Exercisable Within 60 Days(1)(3)	Restricted Stock Units (1)(4)		Total (1)(5)	Percent of Common Stock (6)
Sal H. Alfiero	150,053		13,700	44,914		208,667	*
Martin N. Baily	0		0	11,293		11,293	*
Jean S. Blackwell	0		0	28,292		28,292	*
Peter C. Browning	8,141		13,700	18,280		40,121	*
Arthur P. Byrne	34,600		13,700	45,538		93,838	*
Sanford Cloud, Jr.	7,000		13,700	18,069		38,769	*
Gordon J. Davis	500		13,700	16,774		30,974	*
John H. Forsgren, Jr.	4,000		0	11,129		15,129	*
Ann Maynard Gray	0		13,700	21,861		35,561	*
John E. Haire	6,519	(7)	13,700	24,895		45,114	*
Jerry J. Jasinowski	100		13,700	26,901		40,701	*
Thomas S. Johnson	20,044		13,700	27,568		61,312	*
George R. Aylward	11,060	(8)	53,166	57,387	(9)	121,613	*
Peter A. Hofmann	8,510	(10)	48,333	89,921	(11)	146,764	*
Philip K. Polkinghorn	104,453	(12)	80,000	73,539	(9)	257,992	*
James D. Wehr	29,151	(13)	85,000	15,000	(9)	129,151	*
Dona D. Young	201,158	(14)	262,500	781,111	(15)	1,244,768	*
Michael E. Haylon	112,034	(16)	60,000	0		172,034	*
All directors, director nominees and executive officers as a group (18 persons)	605,702	(17)	678,965	1,331,102	(18)	2,615,768	1.1%

*	Less than 1%

(1)

With the exception of Mr. Haylon, all holdings are stated as of February 13, 2008, and are rounded to the nearest whole number. Mr. Haylon’s holdings are stated as of November 23, 2007, the effective date of his resignation.

(2)	In the case of the executive officers, the figures include share equivalents held in The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”).

(3)	Reflects the number of shares that could be acquired under options exercisable within 60 days of February 13, 2008.

(4)

Reflects those RSUs outstanding whose conversion into shares is not contingent upon any performance-based criteria. Directors and officers do not have the power to vote the shares underlying the RSUs. All are vested unless otherwise noted.

(5)

Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.

(6)	Reflects, as a percent of our outstanding Common Stock, the total of the first two columns.

(7)	Includes 1,000 shares held by Mr. Haire in custody for his two children.

(8)	Includes 2,540 share equivalents held in the 401(k) Plan.

(9)	These RSUs were not vested as of February 13, 2008.

(10)	Includes 3,185 share equivalents held in the 401(k) Plan.

(11)	51,689 of these RSUs were not vested as of February 13, 2008.

(12)	Includes 1,202 share equivalents held in the 401(k) Plan.

(13)	Includes 17,162 share equivalents held in the 401(k) Plan.

(14)

Includes: (a) 556 shares of Common Stock held by a trust of which Mrs. Young is the sole trustee; (b) 18 shares of Common Stock held by a trust of which Mrs. Young’s husband is a trustee and with respect to which she disclaims beneficial ownership; and (c) 30,949 share equivalents held in the 401(k) Plan.

(15)	195,068 of these RSUs were not vested as of February 13, 2008.

(16)	Includes 1,386 share equivalents held in the 401(k) Plan.

(17)

Includes: (a) 1,556 shares of Common Stock whose ownership is indirect either because the shares are held in trust or because they are held by or on behalf of family members; (b) 18 shares of Common Stock with respect to which beneficial ownership is disclaimed; and (c) 68,091 share equivalents held in the 401(k) Plan.

(18)	Includes 411,312 RSUs that were not vested as of February 13, 2008.

Five Percent Shareholders

The following table lists the beneficial owners known to the Company as of March 5, 2008, the record date, of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners reflecting beneficial ownership as of December 31, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock (1)(2)
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	6,002,951	(3)	5.25	%(3)
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61710	5,934,451	(4)	5.19	%(4)

(1)	Based on shares of our Common Stock reported as owned as of December 31, 2007.

(2)	Based on total number of shares of our Common Stock outstanding as of December 31, 2007.

(3)

Based on a Schedule 13G/A filed with the SEC on February 6, 2008 by Dimensional Fund Advisors LP (“Dimensional”). The filing discloses that as of December 31, 2007, Dimensional had sole dispositive and voting power with respect to 6,002,951 shares of Common Stock and specifies that all of these shares are owned by investment companies to which Dimensional serves as investment advisor and certain other commingled group trusts and accounts to which Dimensional serves as investment manager. The filing also specifies that Dimensional disclaims beneficial ownership of the securities reported.

(4)

Based on a Schedule 13G/A filed with the SEC on January 30, 2008 by State Farm Mutual Automobile Insurance Company (“State Farm”). This amount includes 5,881,918 shares of Common Stock owned by State Farm as of December 31, 2007 and 52,533 shares of Common Stock owned by three affiliated investment companies for which a State Farm subsidiary is the investment adviser as of December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2007, all of our directors and executive officers timely met such filing requirement.

Appendix I

INFORMATION CONCERNING PERSONS WHO ARE

PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

The following table sets for the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the directors, director nominees, officers and employees of the Company who, under SEC rules, are “participants” in our solicitation of proxies from shareholders in connection with the Annual Meeting.

Directors and Nominees

The principal occupations of our directors and director nominees who are “participants” in our solicitation are set forth under “Proposal 1: Election of Directors” section of this Proxy Statement. The name and business addresses of the organization of employment of our directors and director nominees are as follows:

Name	Business Address
Sal H. Alfiero	*
Martin N. Baily	*
Jean S. Blackwell	*
Arthur P. Byrne	*
Peter C. Browning	*
Sanford Cloud, Jr.	*
Gordon J. Davis, Esq.	*
John H. Forsgren, Jr.	*
Ann Maynard Gray	*
John E. Haire	*
Jerry J. Jasinowski	*
Thomas S. Johnson	*
Dona D. Young	*

*	c/o The Phoenix Companies, Inc.
One American Row
PO Box 5056
Hartford, CT 06102-5056

Officers and Employees

The principal occupations of our executive officers and employees who are “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address is The Phoenix Companies, Inc., One American Row, PO Box 5056, Hartford, CT 06102-5056.

Name	Principal Occupation
Dona D. Young	Chairman, President and CEO
Peter A. Hofmann	Senior Executive Vice President and CFO

Information Regarding Ownership of the Company’s Securities by Participants

None of the persons listed above under “Directors and Nominees” and “Officers and Employees” owns any Common Stock of record but not beneficially. The number of shares of our Common Stock held by directors, director nominees and the executive officers as of February 13, 2008, is set forth in the Proxy Statement under the caption “Ownership of Common Stock”.

The following table sets forth all transactions that are purchases and sales of our Common Stock by the participants since February 13, 2006. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of shares (including options and RSUs)	Transaction Description
Alfiero, Sal H.	April 3, 2006	2,017.357	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	July 3, 2006	2,350.958	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	October 2, 2006	2,366.071	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	January 3, 2007	2,104.511	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	April 2, 2007	2,366.071	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	July 2, 2007	2,198.076	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	October 1, 2007	2,300.347	Restricted Stock Units (Director Retainer)
Alfiero, Sal H.	January 2, 2008	3,026.832	Restricted Stock Units (Director Retainer)
Baily, Martin N.	April 3, 2006	799.330	Restricted Stock Units (Director Retainer)
Baily, Martin N.	July 3, 2006	931.512	Restricted Stock Units (Director Retainer)
Baily, Martin N.	October 2, 2006	937.500	Restricted Stock Units (Director Retainer)
Baily, Martin N.	January 3, 2007	833.863	Restricted Stock Units (Director Retainer)
Baily, Martin N.	April 2, 2007	937.500	Restricted Stock Units (Director Retainer)
Baily, Martin N.	July 2, 2007	870.936	Restricted Stock Units (Director Retainer)
Baily, Martin N.	October 1, 2007	911.458	Restricted Stock Units (Director Retainer)
Baily, Martin N.	January 2, 2008	1,554.319	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	April 3, 2006	1,598.660	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	July 3, 2006	1,863.023	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	October 2, 2006	1,875.000	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	January 3, 2007	1,667.726	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	April 2, 2007	1,875.000	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	July 2, 2007	1,741.871	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	October 1, 2007	1,822.917	Restricted Stock Units (Director Retainer)
Blackwell, Jean S.	January 2, 2008	1,813.373	Restricted Stock Units (Director Retainer)
Browning, Peter C.	April 3, 2006	894.488	Restricted Stock Units (Director Retainer)
Browning, Peter C.	July 3, 2006	1,042.406	Restricted Stock Units (Director Retainer)
Browning, Peter C.	October 2, 2006	1,049.107	Restricted Stock Units (Director Retainer)
Browning, Peter C.	January 3, 2007	933.132	Restricted Stock Units (Director Retainer)
Browning, Peter C.	April 2, 2007	1,049.107	Restricted Stock Units (Director Retainer)
Browning, Peter C.	July 2, 2007	974.618	Restricted Stock Units (Director Retainer)
Browning, Peter C.	October 1, 2007	1,019.965	Restricted Stock Units (Director Retainer)
Browning, Peter C.	January 2, 2008	1,867.910	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	April 3, 2006	1,598.660	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	July 3, 2006	1,863.023	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	October 2, 2006	1,875.000	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	January 3, 2007	1,667.726	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	April 2, 2007	1,875.000	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	July 2, 2007	1,741.871	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	August 22, 2007	100.000	Market Purchase - Common Stock
Byrne, Arthur P.	August 22, 2007	11,400.000	Market Purchase - Common Stock

Byrne, Arthur P.	August 22, 2007	5,000.000	Market Purchase - Common Stock
Byrne, Arthur P.	October 1, 2007	1,822.917	Restricted Stock Units (Director Retainer)
Byrne, Arthur P.	January 2, 2008	3,108.639	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	April 3, 2006	913.520	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	July 3, 2006	1,064.585	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	October 2, 2006	1,071.429	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	January 3, 2007	952.986	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	April 2, 2007	1,071.429	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	July 2, 2007	995.355	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	October 1, 2007	1,041.667	Restricted Stock Units (Director Retainer)
Cloud, Sanford Jr.	January 2, 2008	1,486.147	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	April 3, 2006	761.267	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	July 3, 2006	887.154	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	October 2, 2006	892.857	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	January 3, 2007	794.155	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	April 2, 2007	892.857	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	July 2, 2007	829.463	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	October 1, 2007	868.056	Restricted Stock Units (Director Retainer)
Davis, Gordon J.	January 2, 2008	1,554.319	Restricted Stock Units (Director Retainer)
Forsgren, John H.	April 3, 2006	761.267	Restricted Stock Units (Director Retainer)
Forsgren, John H.	July 3, 2006	887.154	Restricted Stock Units (Director Retainer)
Forsgren, John H.	October 2, 2006	892.857	Restricted Stock Units (Director Retainer)
Forsgren, John H.	January 3, 2007	794.155	Restricted Stock Units (Director Retainer)
Forsgren, John H.	April 2, 2007	892.857	Restricted Stock Units (Director Retainer)
Forsgren, John H.	July 2, 2007	829.463	Restricted Stock Units (Director Retainer)
Forsgren, John H.	October 1, 2007	868.056	Restricted Stock Units (Director Retainer)
Forsgren, John H.	November 20, 2007	2,000.000	Market Purchase - Common Stock
Forsgren, John H.	January 2, 2008	1,731.566	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	April 3, 2006	780.298	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	July 3, 2006	909.333	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	October 2, 2006	915.179	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	January 3, 2007	814.009	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	April 2, 2007	915.179	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	July 2, 2007	850.199	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	October 1, 2007	889.757	Restricted Stock Units (Director Retainer)
Gray, Ann Maynard	January 2, 2008	1,663.394	Restricted Stock Units (Director Retainer)
Haire, John E.	April 3, 2006	875.457	Restricted Stock Units (Director Retainer)
Haire, John E.	July 3, 2006	1,020.227	Restricted Stock Units (Director Retainer)
Haire, John E.	October 2, 2006	1,026.786	Restricted Stock Units (Director Retainer)
Haire, John E.	January 3, 2007	913.278	Restricted Stock Units (Director Retainer)
Haire, John E.	April 2, 2007	1,026.786	Restricted Stock Units (Director Retainer)
Haire, John E.	July 2, 2007	953.882	Restricted Stock Units (Director Retainer)
Haire, John E.	October 1, 2007	998.264	Restricted Stock Units (Director Retainer)
Haire, John E.	January 2, 2008	1,445.244	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	April 3, 2006	913.520	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	July 3, 2006	1,064.585	Restricted Stock Units (Director Retainer)

Jasinowski, Jerry J.	October 2, 2006	1,071.429	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	January 3, 2007	952.986	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	April 2, 2007	1,071.429	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	July 2, 2007	995.355	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	October 1, 2007	1,041.667	Restricted Stock Units (Director Retainer)
Jasinowski, Jerry J.	January 2, 2008	1,445.244	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	April 3, 2006	1,941.230	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	July 3, 2006	2,262.243	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	October 2, 2006	2,276.786	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	January 3, 2007	2,025.095	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	April 2, 2007	2,276.786	Restricted Stock Units (Director Retainer)
Johnson,Thomas S.	July 2, 2007	2,115.129	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	October 1, 2007	2,213.542	Restricted Stock Units (Director Retainer)
Johnson, Thomas S.	January 2, 2008	1,786.104	Restricted Stock Units (Director Retainer)
Hofmann, Peter A.	February 23, 2006	8,022.000	Restricted Stock Units Vesting/Deferral
Hofmann, Peter A.	February 8, 2007	25,000.000	Stock Options Granted
Hofmann, Peter A.	March 5, 2007	5,265.623	Restricted Stock Units Vesting/Deferral
Hofmann, Peter A.	March 5, 2007	(739.377)	Restricted Stock Units Withheld for Tax
Hofmann, Peter A.	November 2, 2007	24,944.536	Restricted Stock Units Vesting/Deferral
Hofmann, Peter A.	November 2, 2007	(910.464)	Restricted Stock Units Withheld for Tax
Hofmann, Peter A.	November 13, 2007	33,049.000	Restricted Stock Units Awarded
Hofmann, PeterA.	February 13, 2008	46,601.000	Stock Options Granted
Hofmann, Peter A.	February 13, 2008	18,640.000	Restricted Stock Units Awarded
Young, Dona D.	June 26, 2006	65,390.700	Conversion of Restricted Stock Units to Common Stock
Young, Dona D.	June 26, 2006	(43,593.800)	Restricted Stock Units Withheld for Tax
Young, Dona D.	February 8, 2007	74,967.297	Conversion of Restricted Stock Units to Common Stock
Young, Dona D.	February 8, 2007	(41,454.703)	Restricted Stock Units Withheld for Tax
Young, Dona D.	February 13, 2008	104,167.000	Restricted Stock Units Awarded
Young, Dona D.	February 13, 2008	260,417.000	Stock Options Granted

Miscellaneous Information Regarding Participants

Except as described in this Appendix I or the Proxy Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix I or the Proxy Statement, none of the participants’ associates beneficially owns, directly or indirectly, any securities of the Company. Other than as disclosed in this Appendix I or the Proxy Statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option agreements, put or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in this Appendix I or the Proxy Statement, none of the Company, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than in this Appendix I or the Proxy Statement, none of the Company, any of the participants or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Information Lines:

If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have other questions related to your shares or status as a shareholder, please call Phoenix Shareholder Services toll-free at 800.490.4258.

Written Correspondence:

You may write to Phoenix Shareholder Services at the following address:

The Phoenix Companies, Inc.

c/o BNY Mellon Shareowner Services

P.O. Box 358015

Pittsburgh, PA 15258

Web site: www.bnymellon.com/shareowner/isd

Electronic Delivery:

If you are a registered shareholder and received this Proxy Statement in hard copy, you may obtain electronic delivery of future annual meeting materials by logging onto the web site www.bnymellon.com/shareowner/isd and following the instructions to enroll in MLink. Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink allows you to view and print your annual meeting materials and provides on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual Internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

Incorporation by Reference:

Certain information in our Annual Report on Form 10-K is incorporated herein by reference. If you have received a copy of this proxy by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

The Phoenix Companies, Inc.

One American Row, P.O. Box 5056

Hartford, Connecticut 06102-5056 U.S.A.

The Board of Directors recommends a vote FOR ALL the listed nominees in Proposal 1 and FOR Proposal 2.	Please Mark Here	☐
for Address
Change
SEE REVERSE

BLUE PROXY CARD

	FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	FOR ALL EXCEPT as noted below*
					FOR	AGAINST	ABSTAIN
1. Election of Directors	☐	☐	☐	2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	☐	☐	☐
Nominees: 01 Sal H. Alfiero 02 Martin N. Baily 03 John H. Forsgren, Jr. 04 John E. Haire 05 Thomas S. Johnson

3.  Consideration of such other business as may properly come before the meeting. The persons named as proxies will vote the proxies in accordance with their best judgment in the interest of the Company.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the third box above and write the name(s) on the line provided below.
YES
				I PLAN TO ATTEND THE ANNUAL MEETING		☐

*EXCEPTION(S):

Signature	Signature (if held jointly)	Date

Title(s)(if applicable)

Note: Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as the shareholder’s attorney, administrator, trustee or guardian, please give full title as such. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Please see reverse side.

▲  FOLD AND DETACH HERE  ▲

The Phoenix Companies, Inc.

Notice of Annual Meeting of Shareholders – Friday, May 2, 2008

The Annual Meeting of Shareholders will be held on Friday, May 2, 2008 at 10:00 a.m. at The Phoenix Companies, Inc., One American Row, Hartford, CT 06102. Only shareholders of record at the close of business on March 5, 2008 will be entitled to vote at the meeting.

By Order of the Board of Directors

Tracy L. Rich
Corporate Secretary

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m. Eastern Time the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/pnx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

CONTROL NUMBER i

You can view the Annual Report and Proxy Statement
for The Phoenix Companies, Inc. at:
http://bnymellon.mobular.net/bnymellon/pnx

BLUE PROXY CARD

PRELIMINARY

FOR INFORMATION ONLY

THE PHOENIX COMPANIES, INC.

Proxy for Annual Meeting of Shareholders on Friday, May 2, 2008

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers and Tracy L. Rich, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on Friday, May 2, 2008 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, and to vote, on the items set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

Signing, dating and returning this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL #2. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.

(Continued and to be marked, dated and signed, on the other side)

Address Change (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

ADMISSION TICKET

The Phoenix Companies, Inc.

2008 Annual Meeting of Shareholders

Friday, May 2, 2008

10:00 a.m. at

One American Row

Hartford, CT

Please retain this portion of the Proxy Card if you wish to

attend the Annual Meeting of Shareholders in person.

You must present this portion of the Proxy Card at the door for admission.

Seating will be on a first-come, first-serve basis

and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET